UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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Notice of Annual Meeting
of Stockholders and
Proxy Statement

Thursday, May 7, 2020
8:00 a.m. Eastern Time

David C. Dauch Chairman of the Board and Chief Executive Officer

Dear Fellow Shareholders:
For AAM, 2019 was a year of product expansion, continued diversification and preparation for a strong future focused on both core products and further growth into electrification. It was also a year of celebration as AAM reached a significant milestone – the 25th anniversary of our company's founding. As we celebrated this tremendous achievement, we also further prepared for our future as a leading propulsion innovator with a solid backlog of future business, a strong financial profile and a culture of excellence throughout the organization.
Our sustainability program is integral to our global business operations and is aligned with our strategic objectives. We reached key sustainability milestones during 2019 and early 2020.

–	The Board of Directors strengthened the governance of our sustainability program by assigning oversight responsibility to the Nominating/Corporate Governance Committee.

–
In March 2020, we published our 2019 Sustainability Report – a comprehensive report that discloses for the first time our Top 10 Sustainability Topics and our goals to reduce energy use, greenhouse gas (GHG) emissions and water consumption across our global operations by the end of 2024.

–	We publicly disclosed our CDP energy, GHG and water assessments to our investors for the first time in response to shareholder feedback.

–	We received a Sustainability award from Ford Motor Company.

–	We were named Supplier of the Year by General Motors for the third consecutive year and received a Gold Supplier Diversity award from GM.
AAM's commitment to diversity and inclusion begins with our Board of Directors, as demonstrated by recent Board refreshment resulting in over 30% women/minority representation. AAM was named a 2019 Winning "W" company by 2020 Women on Boards in recognition of the gender diversity of our Board.
With over 20,000 associates working at nearly 80 facilities in 17 countries, we are a diverse group. Our cultural values – integrity, teamwork, responsibility, excellence, lean and empowerment – guide our workforce and our interactions with each other, our communities and the environment. As in 2019, AAM leadership is focused on sustainability performance as a top company goal for 2020.
Through our foundational commitment to operational excellence, technology leadership and world-class sustainability, we are positioned to further strengthen our value proposition to our customers, achieve our long-term strategic objectives and drive shareholder value.
Thank you for your continued support of AAM.
David C. Dauch
Chairman and Chief Executive Officer

Samuel Valenti III Lead Independent Director

Dear Fellow Shareholders:
AAM is committed to engaging in constructive and meaningful communications with our shareholders. Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement throughout the year focused on corporate governance, sustainability and executive compensation.
Based on the feedback we received this year, the Board believes that our shareholders view favorably the actions we have taken in response to shareholder feedback over the past few years. Building on the progress we've made, the Board continues to address topics of interest to our shareholders as described below.

–
Board Governance. The Board's leadership structure and governance practices support independent views, robust deliberations and effective decision-making. The role of the Lead Independent Director, along with regular private sessions of independent directors, candid self-evaluation of Board and committee effectiveness, and the 9-1 ratio of independent directors, provides the necessary balance with the combined Chairman/CEO role. The Board believes that this leadership structure provides effective and independent oversight of the Company.

–
Board Diversity. AAM's Board has made diversity a priority through recent Board refreshment and by adopting a policy of inclusion of diverse candidates in the Board selection process. Shareholders have expressed approval of the representation of women on our Board.

–
Executive Compensation. The Board was pleased with the favorable outcome of the vote on our say-on-pay proposal in 2019 (96%), which we believe reflects the Board's ongoing responsiveness to shareholder. Shareholders have expressed support of the overall design of AAM's executive compensation program and generally defer to boards and compensation committees in the selection of incentive plan metrics that are aligned with business objectives. Our Compensation Committee continues to align the metrics and rigor of our incentive compensation programs to drive achievement of our business strategy.

–
Sustainability. The Board holds itself and senior leadership accountable for sustainability performance and reporting. AAM's sustainability program has become more transparent and visible to our shareholders, customers, suppliers, associates and other stakeholders. This transparency is reflected in AAM's 2019 Sustainability Report, which is available at aam.com/sustainability.

On behalf of the Board, I would like to express our sincere appreciation for the trust you have placed in us. Know that your Board remains focused on delivering value to you, today and long into the future.
Thank you for investing in AAM.
Samuel Valenti III
Lead Independent Director

Table of Contents	Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 7, 2020
American Axle & Manufacturing Holdings, Inc.

Meeting Information		Voting Information

Time and Date	8:00 a.m., local time, on Thursday, May 7, 2020	Please vote your shares as soon as possible, even if you plan to attend the annual meeting.

Attend in Person	AAM World Headquarters Auditorium
Your broker will not be able to vote your shares on the election of directors and most of the other matters presented at the meeting unless you give your broker specific instructions to do so. We strongly encourage you to vote.

One Dauch Drive
Detroit, MI 48211

Record Date	March 12, 2020	You may vote via the internet, by telephone, or by mail.

	You may vote if you owned shares on the record date.	See "Voting and Meeting Information" beginning on page 69 of this proxy statement for more information.

Annual Meeting Agenda / Items of Business

1. Election of three members of the Board of Directors to serve until the Annual Meeting of Stockholders in 2023

2. Advisory vote on named executive officer compensation

3. Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for 2020

4. Other business properly presented at the meeting

Attending in Person*

– You do not need to attend the annual meeting to vote if you submit your proxy in advance.

– To attend the annual meeting you will need to:

- provide proof of your stock ownership as of the record date

- provide government-issued photo identification (such as a driver's license) prior to entering the meeting

– Doors open at 7:30 a.m.

– Meeting starts at 8:00 a.m.

* The Company is monitoring the situation with COVID-19 (coronavirus) and, in the interest of health and safety, we may hold our meeting solely by means of remote communication. If we decide to do so, we will announce any such updates as promptly as practicable, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy materials.
Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about March 26, 2020. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at AAM's 2020 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the May 7, 2020 Stockholder Meeting: Our 2020 proxy statement and 2019 annual report and Form 10-K are available free of charge at www.envisionreports.com/axl.

Proxy Summary		Ratification of Independent Registered Public Accounting Firm
2	Proxy Summary	66	Proposal 3 - Ratification of Independent Registered Public Accounting Firm
		67	Policy for Pre-Approval of Audit and Non-Audit Services
Election of Directors		67	Independent Registered Public Accounting Firm's Fees
13	Proposal 1 - Election of Directors	68	Report of the Audit Committee
20	Corporate Governance
27	Compensation of Directors	Additional Information
29	Beneficial Stock Ownership	69	Voting and Meeting Information
30	Related Person Transactions Policy	71	Annual Report
		71	Electronic Delivery of Proxy Materials
		71	2021 Stockholder Proposals and Nominations
Advisory Vote on Executive Compensation		72	Cost of Solicitation
31	Proposal 2 - Advisory Vote on Executive Compensation
32	Compensation Discussion and Analysis
	Named Executive Officers	Appendix
	Executive Summary	A-1	Appendix A - Non-GAAP Reconciliation
Compensation of Executive Officers
Direct Compensation Elements
Indirect Compensation Elements
Other Compensation Matters
46	Compensation Committee Report
47	Executive Compensation Tables
65	CEO Pay Ratio

2020 AAM Proxy Statement | 1

Table of Contents	Proxy Summary

Your Vote is Important

Voting Matters and Board Recommendations:		Votes Required	Board Vote Recommendation	More Information

Proposal 1	Election of three members of the Board of Directors to serve until the Annual Meeting of Stockholders in 2023	Majority of votes cast	FOR each nominee	Page 13
Each nominee brings a strong and diverse background and set of skills to the Board and has demonstrated sound judgment and integrity.
Proposal 2	Advisory vote on named executive officer compensation	Majority of votes cast	FOR	Page 31
AAM's executive compensation program is market-based, performance driven and aligns with shareholder interests.
Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for the year ending December 31, 2020	Majority of votes cast	FOR	Page 66
All independence standards have been met and sound practices are employed to ensure independent financial governance.

How You Can Vote

By Internet	By Telephone	By Mail	In Person
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Attend the annual meeting and cast your ballot.

2020 AAM Proxy Statement | 2

Table of Contents	Proxy Summary

Governance Highlights
AAM's Board has a diverse mix of knowledge, experience, skills and perspectives that, when taken together, enhances the quality of the Board's deliberations and decisions and drives AAM's business strategy and governance. As of the date of our annual shareholder meeting, the Board will consist of 9 members. Mr. Valenti, currently Lead Independent Director, will retire from the Board when his term ends on May 7, 2020.
Board Skills and Qualifications
Board Composition

Independence	Tenure	Age	Diversity
89%	8	64	33%
Independent	Average Years of Service	Average Age	Women or Minority
The composition of our Board reflects the Board's commitment to identify, evaluate and nominate candidates who have personal integrity, leadership skills and qualifications, and provide a diverse mix of backgrounds and characteristics (such as race and gender) that, when taken together, best serve AAM and our shareholders. Longer-tenured directors bring a deep understanding of AAM and provide continuity as new members join the Board. Newer members bring new perspectives, expertise and diversity as the Board is refreshed to address changes in the business over time.
AAM's Board composition also reflects our ongoing commitment to diversity. For every open Board seat, the Board requires the inclusion of women and minorities in the initial group of qualified candidates. Ms. Pierce and Mr. Parker joined the Board following active recruitment of women and minority candidates during 2018.

2020 AAM Proxy Statement | 3

Table of Contents	Proxy Summary

Business & Financial Highlights
Driving Long-Term Shareholder Value
As a leading global Tier 1 automotive supplier, AAM designs, engineers and manufactures driveline and metal forming technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient. Our mission is to deliver efficient, powerful and innovative solutions for our customers while leading the industry in quality, operational excellence and technology to maximize shareholder value. Our Board believes that AAM is well positioned to deliver long-term shareholder value by utilizing the following fundamental elements of our business:

2019 Financial and Performance Highlights

For AAM, 2019 was a year of product expansion, continued diversification and preparation for a strong future focused on both core products and further growth into electrification.

It was also a year of celebration as AAM reached a significant milestone – the 25th anniversary of our company's founding. As we celebrated this tremendous achievement, we also further prepared for our future as a leading propulsion innovator with a solid backlog of future business, a strong financial profile and a culture of excellence throughout our organization.

During the year, we supported our global customers on approximately 50 product and program launches. Light vehicle production volumes declined in each of our key markets of North America, Europe and China in 2019. AAM was also affected by a work stoppage at our largest customer during the second half of the year. Despite these challenges, we delivered solid operating margins and strong free cash flow generation as we properly adjusted our operations to the new market demand.

By the end of 2019, AAM reached $6.5 billion in sales and $900 million in gross profit while generating strong cash flow from operations of $560 million. We also continued to pay down debt to strengthen our financial profile over the course of the year.

2020 AAM Proxy Statement | 4

Table of Contents	Proxy Summary

2019 AAM Highlights

Delivered on our key strategic objectives of profitable growth, diversification, solid financial performance and technology leadership	Completed 50 global product and program launches

Continued strong free cash flow generation and debt reduction

Completed sale of U.S. iron casting business	Celebrated 25 years of world-class quality, technology leadership and operational excellence

3rd e-Drive Unit new business award – AAM’s first in China market	Received 3rd Supplier of the Year Award and Gold Diversity Award from GM

GENERAL MOTORS
2018
SUPPLIER
of the
YEAR
Axle & Manufacturing

Published 1st Sustainability Review in 2019 and Sustainability Report in March 2020	Received Sustainability Award from Ford Motor Company

2020 AAM Proxy Statement | 5

Table of Contents	Proxy Summary

Shareholder Engagement
Active Engagement with our Shareholders

Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and sustainability. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Why we engage

Provide transparency into our business strategy, corporate governance practices and executive compensation programs	Determine which issues are important to our shareholders and communicate each others' views on those topics	Identify emerging issues that may impact our business and influence our practices

How we engage

Investor Communication Program
We provide institutional investors with many opportunities to give feedback to senior management by participating in conferences, one-on-one and group meetings, investor visits to our manufacturing facilities and technical centers, and day-to-day interactions with individual investors throughout the year.

Proactive Shareholder Outreach Program
As part of our annual shareholder outreach program, we also engage with shareholders in conference calls or meetings outside the proxy season. Our CFO and Director of Investor Relations lead these exchanges, which often include a member of our Board. Topics include our executive compensation program, risk management, sustainability, strategic planning and corporate governance practices. Soliciting shareholder feedback is a key component of this program, which we do at least annually. As appropriate, we also engage with shareholders during proxy season.

Board Involvement
During our 2019 - 2020 outreach activities, our Compensation Committee Chair, CFO and Investor Relations Director participated in outreach meetings. Our CFO conveys shareholders' feedback to the full Board and the Compensation Committee or Nominating/Corporate Governance Committee, depending on the subject of the feedback. The Board also receives feedback we obtain from proxy advisory firms, such as ISS and Glass Lewis, as part of our outreach program.

The Board gives management feedback on key aspects of AAM's investor relations communication plan and shareholder outreach program.

2020 AAM Proxy Statement | 6

Table of Contents	Proxy Summary

Board Responsiveness to Shareholder Feedback

As part of our annual shareholder outreach program, we contacted our 25 largest shareholders representing over 75% of outstanding shares. The Chair of our Compensation Committee participated in this engagement, along with our CFO and Investor Relations Director. The discussion topics included those shown below.

Shareholder Engagement Topics

☑	Sustainability program	☑	Incentive compensation metrics and goal rigor

☑	Board diversity	☑	Selection process for Board candidates

☑	Board evaluation process	☑	Board oversight of risk

☑	Board refreshment	☑	Separation of Chairman and CEO roles

☑	Shareholder rights	☑	Classified Board

We shared the content of these discussions with our full Board and its committees. As a result of these shareholder meetings and Board discussions that followed, we continued to address topics of interest to our shareholders.

–	We strengthened the governance of our sustainability program by assigning oversight responsibility to the Nominating/Corporate Governance Committee of the Board.

–
In March 2020, we published our 2019 Sustainability Report – a comprehensive report that discloses for the first time our Top 10 Sustainability Priority Topics and goals to reduce energy use, greenhouse gas emissions and water consumption across our global operations by the end of 2024.

–	We publicly disclosed our CDP energy, greenhouse gas and water assessments for our investors for the first time.

–	The Board adopted a policy that requires director searches to include women and minorities in the initial group of qualified candidates for every open Board seat.

–	The Compensation Committee continued to align the metrics and rigor of our incentive compensation plans to drive achievement of our business strategy.

2020 AAM Proxy Statement | 7

Table of Contents	Proxy Summary

Sustainability Program
Board-Level Oversight
Sustainability is driven throughout the entire organization starting with our Board of Directors. This level of oversight reflects the importance of our sustainability program to AAM's long-term business strategy and objectives. The Nominating/Corporate Governance Committee is charged with oversight of AAM's policies, strategies and performance related to sustainability and corporate social responsibility. This committee reviews matters with management and provides updates to the full Board.
Sustainability Leadership

AAM's sustainability program is managed within a well-defined governance structure, through clearly-established ownership and responsibilities at multiple levels in the organization.
Our corporate Policy Committee, which is led by the CEO and includes AAM's top leaders, established a Sustainability Steering Committee (SSC) to provide direction and leadership to achieve our sustainability objectives. Membership of the SSC and the key areas of responsibility are described below.

Michael K. Simonte	Terri M. Kemp	David E. Barnes
President	Vice President - Human Resources	Vice President & General Counsel

Responsible for the development of strategies, action plans, goals and performance, as well as external reporting of environmental, energy and safety goals
Responsible for social responsibility, such as promoting our people-first culture with diversity and inclusion initiatives, associate training, education and wellness programs, and support of universal human rights
Serves as Chief Compliance Officer and is responsible for ESG compliance and corporate governance, including reporting to our Board of Directors and relevant committees on sustainability matters

2020 AAM Proxy Statement | 8

Table of Contents	Proxy Summary

Sustainability Priority Topics
Our focus is to drive continuous improvement in the sustainability areas most important to AAM and our stakeholders. In 2019, we conducted our first materiality assessment to identify and select AAM's sustainability priority topics. As part of this process, we reviewed various sustainability resources, including publications of ESG standard-setting organizations, guidelines of the Automotive Industry Action Group (AIAG), and ESG ratings published by proxy advisory firms and other third-party rating services.
We also considered sustainability factors that we believe are relevant to our associates, suppliers, customers, communities and other stakeholders. In addition, we solicited feedback from our shareholders on sustainability topics and incorporated their input.
Our cross-functional team of subject matter experts developed a list of over 100 sustainability topics. When developing our priority topics and sustainability performance indicators, we used Global Reporting Initiative (GRI) standards in the economic, environmental, social an product categories as a reference. We also considered the industry-specific standards of the Sustainability Accounting Standards Board (SASB) and the United Nations Sustainable Development Goals. We further refined the topics by category – Environmental, Social, Governance and Product – and rated them based on alignment with our business operations and strategy.
Our Policy Committee, which is led by the CEO, selected AAM's most important ten topics as shown below.

Energy and Emissions Reduction	Associate Health, Safety and Wellness	Ethical Business Practices and Training	Investment in Technology

Reduce Water Use at Every Location	Attract, Develop, Engage and Retain Diverse Talent	Cascade and Verify Supplier Compliance	Product Quality and Safety

Reduce, Reuse, Recycle Industrial Materials	Partner with Global Communications
Many of the topics we reviewed are important to AAM and our stakeholders. Our process was designed so that topics of greatest importance become the focus of our leadership and global workforce to drive performance in these areas. However, we remain committed to many other sustainability topics that are integral to our business and accept nothing less than continuous improvement and achievement across our global operations.
Our 2019 Sustainability Report, published in March 2020, describes our sustainability program in more detail. Please visit aam.com/sustainabilty for more information.

2020 AAM Proxy Statement | 9

Table of Contents	Proxy Summary

Compensation Highlights
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–
86% of CEO compensation is variable and at risk

–
Rigorous performance goals as key drivers of enterprise value creation such as EBITDA, relative TSR and cash flow.

–
Programs utilize metrics that emphasize company performance and are aligned with business strategy

–
Attract and retain executive talent

–
Benchmark pay against a peer group of similarly sized companies

–
Target direct compensation at the 50th percentile

–
Ensure incentive plans reward for desired behaviors and pay outcomes align with results

–
Mix of annual and long-term incentive programs balances focus between short-term results and long-term share appreciation

–
60% threshold of performance-based LTI

–
Cap on payout of performance shares based on relative TSR if absolute TSR is negative

–
CEO stock ownership requirement of 6 times base salary

The foundation of our compensation philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
2019 Executive Compensation Highlights

–
AAM's 2019 say-on-pay proposal received a favorable vote of 96% of votes cast. This result reflects our ongoing engagement with our shareholders and the Board's continued responsiveness to their feedback.

–
The Compensation Committee changed our comparative peer group for benchmarking executive compensation to more closely reflect the size and complexity of our business, industry and competition for talent. Our competitor peer group, which is used to measure relative TSR, was adjusted to reflect changes in our competitors and to increase the number of companies in this group.

–	For 2019, the Compensation Committee determined that total direct compensation for the CEO, Chief Financial Officer and President remain unchanged from 2018.

–	We continued to set rigorous annual and long-term incentive compensation targets for awards granted in 2019 to drive management performance at the highest levels.

–
The 2019 long-term incentive (LTI) awards were 66% performance-based in order to continue to drive superior performance that is aligned with our business strategy. One-half of the 2019 performance-based award is based on relative TSR and one-half is based on free cash flow performance.

2020 AAM Proxy Statement | 10

Table of Contents	Proxy Summary

Pay for Performance Alignment
Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and other NEOs' compensation is performance based and is at risk.

Compensation Program Metrics Link to Strategic Business Objectives
The Compensation Committee utilizes both short- and long-term financial metrics relative to our business objectives, as well as relative total shareholder return (TSR) as a long-term incentive (LTI) metric. The following chart demonstrates how our incentive compensation metrics correlate to our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research and development, and other capital priorities		Free Cash Flow - 2019 LTI Performance Units (50% metric of performance-based LTI)

Develop innovative technology, including electrification and reinvest in research and development		Relative TSR - 2019 LTI Performance Shares (50% metric of performance-based LTI)

Create sustainable value for shareholders

Achieve profitable growth, along with the ability to be flexible as the market changes, and reduce leverage		EBITDA - 2019 Annual Incentive Program (100% metric)

Right-size operations to achieve productivity improvements

2020 AAM Proxy Statement | 11

Table of Contents	Proxy Summary

Goal Rigor
The Compensation Committee annually reviews performance metrics, targets and payouts to ensure that they are challenging goals designed to align with our strategy and long-range plan and also to mitigate risk. The incentive metrics selected by the Committee in 2019 focused on the importance of EBITDA performance for the annual incentive program and for LTI awards, free cash flow and relative TSR, weighted equally.
2019 Annual Incentive Compensation
The Compensation Committee selected adjusted EBITDA as the sole metric for the 2019 annual incentive award to drive significant focus on this metric. Superior EBITDA performance is critical to our strategy of generating cash, reducing leverage and providing funding for organic and strategic growth. The performance levels for 2019 annual incentive awards reflect stretch goals that are designed to reward growth and sustain profitability.

–	Target performance was set at a level higher than 2018 actual adjusted EBITDA performance.

–	Achievement of target performance would result in the highest adjusted EBITDA performance in AAM history.

–	Target performance is higher than the performance of a majority of our peer group companies.
* Actual amounts shown do not reflect all adjustments made to determine annual incentive payouts. See Non-GAAP Reconciliation in Appendix A and discussion of 2019 annual incentive payout in the CD&A, Annual Incentive Compensation at page 39.
AAM delivered solid operating margins and strong free cash flow generation as we properly adjusted our operations for lower global production volumes and a prolonged work stoppage at our largest customer during the second half of 2019. Although 2019 actual adjusted EBITDA performance was strong, the pre-established performance target was not achieved. As a result of this goal rigor, our NEOs received a below-target payout of 48%.
2019 Long-Term Incentive Compensation
The Compensation Committee determined that the 2019 LTI performance metrics would be based on free cash flow and relative TSR, weighted equally, to align with our business strategy. The performance levels set for 2019 required our leadership to continue to perform at a high level, achieve integration synergies, implement productivity improvements, successfully launch new product programs and create long-term value. The Compensation Committee increased the rigor of the threshold, target and maximum performance levels as shown below.

–	Free cash flow target performance for 2019 - 2021 was set at a level higher than the previous three years' performance.

–	Achievement of target performance would result in the highest free cash flow in AAM history.

–	Relative TSR payout is capped if absolute TSR is negative.

2020 AAM Proxy Statement | 12

Table of Contents	Election of Directors

Election of Directors

Proposal 1: Election of Directors
The Board proposes that James A. McCaslin, William P. Miller II and Sandra E. Pierce be re-elected to the Board as Class III directors for terms expiring at the annual meeting in 2023.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and ensures that a majority of directors at any given time will have in-depth knowledge of the Company.
The Board unanimously approved the nominations of Mr. McCaslin, Mr. Miller and Ms. Pierce based on their demonstrated effectiveness as members of our Board and the committees on which they serve, their experience and expertise, and their sound judgment and integrity. Each nominee brings a strong and unique background and set of skills to the Board.
Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, management, law, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee and returning director to serve on our Board is provided in the following pages of this proxy statement.

☑	The Board unanimously recommends a vote FOR each of the nominees.

Table of Contents	Election of Directors

Nominees for Director
Class III — Directors to hold office until the 2023 Annual Meeting of Stockholders

James A. McCaslin	Retired President & Chief Operating Officer, Harley-Davidson Motor Co.

	Past Positions	Key Qualifications and Experience

Positions at Harley-Davidson (Retired 2010):

President & Chief Operating Officer
2001 - 2009

Various senior executive positions
1992 - 2001

Other Manufacturing Company Positions:

Manufacturing and Engineering executive
JI Case (agricultural equipment)
1989 - 1992

Manufacturing and Quality executive
Chrysler Corporation
Volkswagen of America
General Motors Corporation
1966 - 1989

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. McCaslin should serve on AAM's Board: his leadership experience as President & COO of Harley-Davidson Motor Company; the breadth of his manufacturing and engineering experience at global manufacturing companies; and his subject matter knowledge in the areas of engineering, innovation and technology, manufacturing and risk management.

Age: 71
Director Since: 2011	Previous Public Company Directorship
Committees:	Maytag Corporation 2003 - 2006
Compensation (Chair)
Nominating/Corp Gov
Technology
Executive

Table of Contents	Election of Directors

William P. Miller II CFA	Chief Financial Officer, Saudi Arabian Investment Company

	Current and Past Positions	Key Qualifications and Experience

Chief Financial Officer
Saudi Arabian Investment Company
since September 2019

Head of Asset Allocation
Saudi Arabian Investment Company October 2013 - September 2019

Senior Managing Director &
Chief Financial Officer
Financial Markets International, Inc.
2011 - 2013

Deputy Chief Investment Officer
Ohio Public Employees Retirement System
2005 - 2011

Senior Risk Manager
Abu Dhabi Investment Authority
2003 - 2005

Independent Risk Oversight Officer and Chief Compliance Officer
Commonfund Group 1996 - 2002

Based on his professional background and prior AAM Board and Audit Committee experience, the following qualifications led the Board to conclude that Mr. Miller should serve on AAM's Board: his leadership qualities developed from his experience as Head of Asset Allocation and Chief Financial Officer for the Saudi Arabian Investment Company and as an officer with oversight responsibilities for investments, risk and compliance since 1996; the breadth of his experience in serving on the boards of the Chicago Mercantile Exchange and the Dubai Mercantile Exchange; and his subject matter knowledge in the areas of finance, investments, audit and accounting, innovation and technology, regulatory matters and risk management.

Age: 64
Director Since: 2005		Advisory Boards (Previous)
Committees:		– Public Company Accounting Oversight Board Standing Advisory Group – Group Golub Capital Institutional Investor Advisory Board
Audit (Chair)	Previous Directorships
Technology	Chicago Mercantile Exchange 2003 - 2017 Dubai Mercantile Exchange 2011 - 2017

Sandra E. Pierce	Senior Executive Vice President, Huntington Bank

	Current and Past Positions	Key Qualifications and Experience

Chair, Huntington Bank Michigan and Sr. Vice President, Private Client Group & Regional Banking Director since August 2016

Vice Chair, First Merit Corporation and Chair and Chief Executive Officer, First Merit Michigan (acquired by Huntington Bank) 2013 - 2016

President and Chief Executive Officer, Charter One, Midwest Regional Executive (RBS Citizens, N.A.) 2005 - 2012

Various banking and executive positions with increasing responsibility with JPMorgan Chase, Michigan (successor to Bank One, First Chicago NBD and NBD Bank, N.A.) 1978 - 2005

Based on her professional background and public company board experience, the following qualifications led the Board to conclude that Ms. Pierce should serve on AAM’s Board: her leadership experience as Senior Executive Vice President - Private Client Group & Regional Banking Director, and Chair of Huntington Bank Michigan, and as chief executive officer of FirstMerit Michigan and Charter One; the breadth of her corporate marketing and community development experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of strategic planning, finance, public relations, business development, compensation/benefits and risk management.

Current Directorships (non-profit)

–
Federal Reserve Bank of Chicago, Detroit Branch
–
Business Leaders for Michigan, Vice-Chair
–
Detroit Economic Club
–
Detroit Regional Chamber
–
Detroit Riverfront Conservancy
–
Henry Ford Health System, Chair
–
United Way (Southeast Michigan)

Age: 61	Other Public Company Directorship
Director Since: 2018	Penske Automotive Group since 2012
Committees:	Private Company Directorships
Audit	Barton Malow Company since January 2013 ITC Holding Corp (subsidiary of Fortis, Inc.) since January 2017
Compensation

Table of Contents	Election of Directors

Returning Directors
Class I — Directors to hold office until the 2021 Annual Meeting of Stockholders

David C. Dauch	Chairman of the Board & Chief Executive Officer, AAM

	Current and Past Positions at AAM	Key Qualifications and Experience

Chairman of the Board
since August 2013

Chief Executive Officer
since September 2012

President & Chief Executive Officer
September 2012 - August 2015

President & Chief Operating Officer
2008 - 2012

Various positions of increasing responsibility
1995 - 2008

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Dauch should serve on AAM's Board: his leadership experience as an officer of AAM since 1998; the breadth of his management experience within, and knowledge of, AAM's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning and risk management.

Age: 55	Other Company Directorship	Current Directorships (non-profit) and Leadership Roles
Director Since:	Amerisure Companies since 2014
2013 (Chairman)	Previous Directorship
–
Business Leaders for Michigan
–
Detroit Economic Club
–
Detroit Regional Chamber
–
Great Lakes Council Boy Scouts of America
–
Boys & Girls Club of Southeastern Michigan
–
National Association of Manufacturers (NAM)
–
Original Equipment Suppliers Association (OESA)
–
Miami University Business Advisory Council
–
General Motors Supplier Council
–
FCA NAFTA Supplier Advisory Council

2009	Horizon Global Corporation 2015 - 2018
Committees:
Executive (Chairman)

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William L. Kozyra	President & Chief Executive Officer, TI Fluid Systems plc

	Current and Past Positions	Key Qualifications and Experience

President & Chief Executive Officer
TI Fluid Systems plc (TI Automotive) (fluid storage, carrying and delivery systems) since 2008

President & Chief Executive Officer
Continental AG North America
1998 - 2008

Member of Executive Board
Continental AG (DAX)
2006 - 2008

Vice President & General Manager
Brake Products Division of
Bosch Braking Systems
1995 - 1997

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Kozyra should serve on AAM's Board: his leadership experience as an officer of TI Automotive since 2008; the breadth of his international experience with global companies in the automotive industry; and his subject matter knowledge in the areas of engineering, OEMs, manufacturing, innovation and technology, strategic planning and risk management.

Age: 62	Other Public Company Directorship	Current Directorships (non-profit) and Leadership Roles
Director Since: 2015
Committees:	TI Fluid Systems plc (TI Automotive) since 2008
–
General Motors Supplier Council
–
Ford Motor Company Top 100 Supplier Forum
–
Notre Dame Preparatory School
–
Automotive Hall of Fame
–
Boy Scouts of America, Detroit
–
University of Detroit Alumni Council
–
Society of Automotive Engineers

Compensation
Nominating/Corp Gov
Technology

Peter D. Lyons	Partner, Freshfields Bruckhaus Deringer US LLP

	Current Position	Key Qualifications and Experience
Partner Freshfields Bruckhaus Deringer US LLP New York, NY since September 2014
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Lyons should serve on AAM's Board: his experience as an attorney of a major law firm since 1979; the breadth of his experience in advising global businesses on complex legal matters and transactions; and his subject matter knowledge in the areas of corporate governance, mergers and acquisitions, international business and risk management.

Age: 64
Director Since: 2015
Committees:
Compensation
Nominating/Corp Gov

Table of Contents	Election of Directors

Class II— Directors to hold office until the 2022 Annual Meeting of Stockholders

Elizabeth A. Chappell	Director, Special Projects - North American International Auto Show

	Current and Past Positions	Key Qualifications and Experience

Executive Chairwoman (co-founder)
RediMinds, Inc. (data strategy, engineering and innovation firm) since December 2017

President & Chief Executive Officer
Detroit Economic Club
2002 - 2017

Executive Vice President, Corporate Communications & Investor Relations
Compuware Corporation
1997 - 2001

President & Chief Executive Officer
of a consulting firm she founded
1995 - 2000

Various executive positions with increasing responsibility with AT&T for 16 years

Based on her professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Ms. Chappell should serve on AAM's Board: her leadership experience as President & CEO of the Detroit Economic Club; the breadth of her community outreach and corporate citizenship experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of investor relations, marketing and communications, business development and risk management.

Current Directorships (non-profit)
Age: 62	Previous Directorships	– Detroit Economic Club – Detroit Regional Chamber – Detroit Zoo – Michigan Israel Business Accelerator (MIBA) – Michigan State University Capital Campaign – International Women's Forum
Director Since: 2004	Handleman Company 1999 - 2009 Compuware Corporation 1997 - 2002
Committees:
Nominating/Corp Gov
(Chair)
Technology

Herbert K. Parker	Retired Executive Vice President, Harman International Industries

	Past Positions	Key Qualifications and Experience

Positions at Harman International Industries, Inc.:
Executive Vice President, Operational Excellence
2015 - 2017
Executive Vice President and Chief Financial Officer
2008 - 2014
Positions at ABB, Inc. and related ABB companies:
Chief Financial Officer, North America
2006 - 2008
Chief Financial Officer, Automation Technologies Division
2002 - 2005
Various finance positions of increasing responsibility throughout Asia, Europe and North America 1980 - 2002

Based on his professional background and public company board and audit committee experience, the following qualifications led the Board to conclude that Mr. Parker should serve on AAM’s Board: his leadership and financial experience as the Chief Financial Officer of Harman International Industries, Inc. and of ABB; his responsibilities for mergers and acquisitions, information technology, internal audit and tax; the breadth of his management experience over global operating activities, capital allocation structures and developing and implementing strategic plans; and his subject matter knowledge in the areas of finance, investments, audit and accounting, strategic planning and risk management.

Current Directorship (non-profit)
– Stamford, Connecticut YMCA
Age: 62	Other Public Company Directorships
Director Since: 2018	TriMas Corporation since March 2017 Apogee Enterprises, Inc. since May 2018 nVent Enterprises Plc. since May 2018
Committees:
Audit
Nominating/Corp Gov

Table of Contents	Election of Directors

John F. Smith	Principal, Eagle Advisors LLC

	Current and Past Positions	Key Qualifications and Experience

Principal, Eagle Advisors LLC (strategy development and performance improvement consulting) since 2011

Positions at General Motors:

Group Vice President, Corporate Planning and Alliances (most recent position)
2000 - 2010
General Manager, Cadillac Motor Car
1997 - 1999
President, Allison Transmission
1994 - 1996
Vice President, Planning; International Operations, Zurich Switzerland
1989 - 1993

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Smith should serve on AAM's Board: his leadership experience in the automotive industry; the breadth of his management experience with General Motors international operations; and his subject matter knowledge in the areas of manufacturing, finance, innovation and technology, strategic planning and risk management.

Current Directorship (non-profit)
– Boy Scouts of America National Advisory Board
Age: 69	Other Public Company Directorships
Director Since: 2011	TI Fluid Systems plc (TI Automotive) since October 2017
Committees:
Audit	Previous Directorships
Technology (Chair)	CEVA Logistics, AG 2013 - April 2019 Covisint Corporation 2016 - 2017 Arnold Magnetics 2015 - 2016 Plasan Carbon Composites 2013 - 2014 Smith Electric Vehicles Corp. 2012 - 2014

Table of Contents	Corporate Governance

Corporate Governance
Corporate Governance Highlights
At AAM, we believe that strong corporate governance contributes to long-term shareholder value. We are committed to sound governance practices, including those described below.

Independence	Accountability
–
All directors are independent except our CEO
–
Lead Independent Director
–
Committees comprised of only independent directors (except Executive Committee)
–
Independent directors meet regularly in executive session without management present
– Proactive shareholder engagement program – Proxy access by-laws – Majority vote for directors In uncontested elections, – Annual Board and committee evaluations – Commitment to Board refreshment

Sound Practices	Risk Management
–
In 2019, the Board adopted a policy to include women and minority candidates in the selection process for every open seat
–
In 2019, the Board assigned oversight responsibility for AAM's sustainability program to the Nominating/ Corporate Governance Committee
–
Director orientation and education
–
Stock ownership requirements for directors and executive officers
–
Hedging or pledging AAM stock is prohibited

–
Active Board oversight of AAM's overall risk management structure
–
Individual Board committees oversee risks related to their areas of responsibility
–
AAM has robust risk management processes throughout the company
–
The Board and its committees receive regular updates from management on top enterprise risks, and the steps management has taken or will take to mitigate these risks

Active Engagement with our Shareholders
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and corporate responsibility. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Why we engage

Provide transparency into our business strategy, corporate governance practices and executive compensation programs	Determine which issues are important to our shareholders and communicate each others' views on those topics	Identify emerging issues that may impact our business and influence our practices

Table of Contents	Corporate Governance

How we engage

Investor Communication Program
We provide institutional investors with many opportunities to give feedback to senior management by participating in conferences, one-on-one and group meetings, investor visits to our manufacturing facilities and technical centers, and day-to-day interactions with individual investors throughout the year.

Proactive Shareholder Outreach Program
As part of our annual shareholder outreach program, we also engage with shareholders in conference calls or meetings outside the proxy season. Our CFO and Director of Investor Relations lead these exchanges, which often include a member of our Board. Topics include our executive compensation program, risk management, sustainability, strategic planning and corporate governance practices. Soliciting shareholder feedback is a key component of this program, which we do at least annually. As appropriate, we also engage with shareholders during proxy season.

Board Involvement
During our 2019 - 2020 outreach activities, our Compensation Committee Chair, CFO and Investor Relations Director participated in outreach meetings. Our CFO conveys shareholders' feedback to the full Board and the Compensation Committee or Nominating/Corporate Governance Committee, depending on the subject of the feedback. The Board also receives feedback we obtain from proxy advisory firms, such as ISS and Glass Lewis, as part of our outreach program.

The Board gives management feedback on key aspects of AAM's investor relations communication plan and shareholder outreach program.

Director Independence
The Board has adopted Director Independence Guidelines to assist in determining the independence of our directors under the independence standards of the New York Stock Exchange (NYSE). The Director Independence Guidelines are included in AAM’s Corporate Governance Guidelines, which are available on our website at aam.com/investors/governance. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.
In February 2020, the Board reviewed the independence of each then-sitting director, applying the independence standards set forth in our Corporate Governance Guidelines. Based on these independence standards and the relevant facts and circumstances, the Board determined that no director other than Mr. Dauch, our CEO, has a material relationship with AAM and that each director other than Mr. Dauch is independent. Mr. Dauch is not independent because of his employment with AAM.
Board Leadership Structure
Our Board consists of a combined Chairman and CEO role, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with sound governance practices, provides effective and independent oversight of the Company.
The Chairman and CEO role brings to the Board the experience and expertise of both the Company and the automotive industry. The skills and experience of our CEO are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and important changes in the competitive landscape so that the Board can develop effective strategies. In light of the opportunities and challenges facing AAM and the importance of the Chairman role, the Board believes that shareholders are best served by having Mr. Dauch serve in the combined role of Chairman and CEO.
While our independent directors bring diverse experiences and expertise from various perspectives outside AAM, Mr. Dauch's in-depth knowledge of our business enables him to identify important areas of focus for the Board and effectively recommend appropriate agendas. The combined role of Chairman and CEO facilitates information flow

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between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
Lead Independent Director
Our Board leadership structure is further enhanced by a Lead Independent Director. The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and the CEO to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. The Lead Independent Director's key responsibilities are to:

–	preside at executive sessions of independent directors;

–	call special executive sessions of independent directors, as appropriate;

–	serve as liaison between the independent directors and the Chairman & CEO;

–	inform the Chairman & CEO of issues arising from executive sessions of the independent directors; and

–	with Board approval, retain outside advisors who report to the full Board on matters of interest to the Board.
Mr. Valenti currently serves as Lead Independent Director. Following Mr. Valenti's retirement from the Board on the date of the 2020 annual meeting, the Board will appoint another Lead Independent Director.
Board Meetings
Under AAM's by-laws, regular meetings of the Board are held at least quarterly. Our practice is to schedule certain Board meetings at an AAM manufacturing or technical center so our directors have an opportunity to observe different aspects of our business first-hand. During 2019, the Board held four regularly scheduled meetings.
Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. All continuing directors attended 100% of the Board and applicable committee meetings during 2019. Overall attendance at Board and committee meetings was 99%. All directors then in office attended the 2019 annual meeting of stockholders. No director attended less than 94% of Board and committee meetings on which he or she served in 2019.
Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Technology Committee. Each of the Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter that complies with current NYSE rules relating to corporate governance. Copies of these committee charters are available at aam.com/investors/governance.
Committee membership as of March 26, 2020, the number of meetings held during 2019, and each committee's primary responsibilities are summarized below. Every committee other than the Executive Committee regularly reports on its activities to the full Board.

Audit Committee

2019 Meetings: 4 Members: William P. Miller II (Chair) * Herbert K. Parker* Sandra E. Pierce John F. Smith* Samuel Valenti III	– Oversees the independent auditors' qualifications, independence and performance
– Oversees the quality and integrity of our financial statements
– Oversees the performance of our internal audit function
– Discusses with management the Company's risk assessment and risk management framework
– Approves audit and non-audit services provided by the independent auditors
– Oversees the Company's hedging and derivatives practices
*Financial Expert	– Provides oversight of the Company's ethics and compliance programs
– Oversees our cyber security risk management program and receives quarterly reports by our Chief Information Officer

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Compensation Committee

2019 Meetings: 5 Members: James A. McCaslin (Chair) William L. Kozyra Peter D. Lyons Sandra E. Pierce Samuel Valenti III	– Recommends the CEO's compensation to the Board and determines the compensation of other executive officers
– Recommends incentive compensation and equity-based plans to the Board
– Approves executive officer compensation to ensure that it is designed to drive achievement of AAM's strategy and objectives while considering competitive market practices and shareholder interests
– Recommends non-employee director compensation to the Board
– Oversees management's risk assessment of the Company's policies and practices regarding compensation of executive officers and other associates
– Evaluates and approves corporate goals and objectives for executive officer compensation and evaluates performance in light of these criteria
– Oversees the preparation of the Compensation Discussion and Analysis (CD&A) and produces a Committee report for inclusion in our annual proxy statement

Nominating/Corporate Governance Committee

2019 Meetings: 4 Members: Elizabeth A. Chappell (Chair) William L. Kozyra Peter D. Lyons James A. McCaslin Herbert K. Parker Samuel Valenti III	– Identifies qualified individuals to serve on the Board and committees
– Reviews our Corporate Governance Guidelines and Code of Business Conduct and recommends changes as appropriate
– Oversees succession planning for executive officers and other key executive positions and supports the Board's succession/contingency planning process for the CEO
– Oversees evaluation of the Board and its committees
– Reviews committee charters and recommends any changes to the Board
– Oversees our sustainability program policies, strategies and performance and reviews sustainability/corporate responsibility matters with management

Technology Committee

2019 Meetings: 4 Members: John F. Smith (Chair) Elizabeth A. Chappell William L. Kozyra James A. McCaslin William P. Miller II	– Advises the Board and management on the Company's strategy for innovation and technology
– Maintains awareness of market demands for technology advancements relative to product, processes and systems
– Oversees and advises management regarding product, process and systems technologies
– Reviews technology opportunities as potential ways to increase productivity, efficiency, quality and warranty performance and to support the Company's goals and objectives
– Conducts strategy discussions with the full Board

Executive Committee

2019 Meetings: 1 Members: David C. Dauch (Chair) James A. McCaslin Samuel Valenti III	– Acts on matters requiring Board action between meetings of the full Board
– Has authority to act on certain significant matters, limited by our by-laws
– All members other than Mr. Dauch are independent

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Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving shareholder value. The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and compliance risks. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, a global ethics and compliance program and comprehensive internal audit processes.
The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which regularly report to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities, as summarized in the table below.

Responsible Party	Primary Areas of Risk Oversight

Full Board
Oversees overall risk management function and regularly receives reports from the chairs of individual Board committees on risk-related matters falling within each committee's oversight responsibilities. Also receives reports from management on particular risks facing the Company, including through the review of AAM's strategic plan.

Audit Committee
Monitors financial, operational, and compliance risks by regularly reviewing reports and presentations given by management, Internal Audit, Company advisors and the independent auditors.

Regularly reviews risk management practices and risk-related policies (for example, AAM's risk management process and cyber security strategy) and evaluates potential risks related to internal controls over financial reporting.

Oversees cyber security risk management and risk controls. Receives quarterly reports from our Chief Information Officer on AAM's cyber security program, including AAM's monitoring, auditing, implementation and communication processes, controls and procedures.

Monitors financial risks, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Compensation Committee
Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers to take unnecessary and/or excessive risks.

Nominating / Corporate Governance Committee
Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO and monitoring legal developments and trends regarding corporate governance practices.

Technology Committee	Monitors risks associated with the Company's product portfolio and our innovation and technology plans.
Identifying and Evaluating Director Candidates
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. To carry out its responsibilities and set the appropriate tone at the top, our Board is focused on the character, integrity and qualifications of its members, and on the Board's leadership structure and composition.
The Nominating/Corporate Governance Committee reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board composition in light of these criteria. Although specific qualifications may vary from time to time, desired qualities and characteristics include:

–	high ethical character and shared values with AAM;

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–	high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;

–	breadth of knowledge of issues affecting AAM;

–	special competencies, such as financial, technical, international business or other expertise, or industry knowledge;

–	awareness of a director's vital role in AAM's good corporate citizenship and corporate image; and

–	sufficient time and availability to effectively carry out a director's duties.
The Board as a whole should reflect a balance of knowledge, experience, skills, expertise and diversity that, when taken together, will enhance the quality of the Board’s deliberations and decisions. Consistent with this philosophy, the Board is committed to including in each director search qualified candidates who reflect diverse backgrounds, including diversity of gender and race. The Board formalized this commitment by amending its Corporate Governance Guidelines in February 2019.
In addition, for incumbent directors, the Nominating/Corporate Governance Committee and the full Board consider attendance, past performance on the Board and contributions to the Board and applicable committees. These factors also were taken into consideration in nominating Mr. McCaslin, Mr. Miller and Ms. Pierce for re-election as Class III directors, each with a term expiring on the date of the 2023 annual meeting of stockholders. Mr. Valenti will retire from the Board upon expiration of his term of office on May 7, 2020.
Board composition reflects the Board's commitment to identify, evaluate and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders. Diversity in tenure creates a good mix of perspectives. Longer-tenured directors bring a deep understanding of the Company and continuity as new directors join the Board. Newer members bring new perspectives, expertise and diversity as the Board is refreshed to address changes in the business over time.
The mix of top skills and qualifications of our continuing Board members and key features of the Board's composition as of May 7, 2020 are depicted below.
Director Qualifications, Skills and Experience

Table of Contents	Corporate Governance

Board Composition

Independence	Tenure	Age	Diversity
89%	8	64	33%
Independent	Average Years of Service	Average Age	Women or Minority
Communicating with the Board
Our Board and management team value the opinions and feedback of our shareholders, and we engage with stockholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Shareholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@aam.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Shareholders or other interested parties may communicate with the Board through the Secretary of AAM by e-mail at AAMBoardofDirectors@aam.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise his discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may instruct the Secretary to forward any communication received by the Secretary on behalf of the Board.
Corporate Governance and Sustainability Policies
Because we believe corporate governance is integral to creating long-term shareholder value, our Board has adopted company-wide corporate governance policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board's corporate governance objectives.
Please visit the Governance section of our website at aam.com/investors/governance to learn more about our corporate governance practices and to access the following materials:

–	Corporate Governance Guidelines

–	Code of Ethics for the CEO, CFO and other Senior Financial Executives (Code of Ethics)

–	Charters of our Board Committees

–	Code of Business Conduct
A written copy of our Code of Business Conduct and Code of Ethics also may be obtained by any stockholder without charge upon request to the AAM Investor Relations Department by email at investorrelations@aam.com or by mail at our corporate address above.
In March 2020, we published our 2019 Sustainability Report on our website. Please visit aam.com/sustainability to access our 2019 Sustainability Report and related policies.

Table of Contents	Compensation of Directors

Compensation of Directors
The Compensation Committee has authority to develop and recommend to the full Board the compensation policies and programs for non-employee directors. The Committee retains Meridian Compensation Partners LLC (Meridian) to advise when setting non-employee director compensation to ensure it is market-based, aligned with shareholder interests and consistent with our compensation principles.
AAM's compensation program for our non-employee directors is designed to meet the following objectives:

–	recognize the significant investment of time and expertise required of directors;

–	align the directors' interests with the long-term interests of our shareholders; and

–	ensure that the compensation of directors is well received by our shareholders.

2019 Annual Retainer and Committee Chair Retainers

Annual retainer	$110,000
Committee chair annual retainer:
Audit Committee chair	20,000
Compensation Committee chair	15,000
Other committee chair	10,000
Lead director annual retainer	30,000
Non-employee director compensation for 2019 remained unchanged from 2018.
Annual Equity Grant
Non-employee directors serving on the Board on the date of the 2019 annual meeting received a grant of 8,711 restricted stock units (RSUs) with a grant date value of $125,000. The RSUs are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control. Non-employee directors may elect to defer settlement of RSUs until after termination of service from the Board.
Director Stock Ownership Guidelines
Our non-employee director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the director annual cash retainer. Non-employee directors are expected to meet the guidelines within five years from the date of election to the Board or February 2017, whichever is later. For purposes of meeting these guidelines, shares owned directly, deferred RSUs and unvested RSUs are counted. Non-employee directors have met or are on track to meet these ownership guidelines. Current stock ownership of non-employee directors is shown in the Beneficial Stock Ownership table.
Anti-hedging and Anti-pledging policy
Non-employee directors are prohibited from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.

Table of Contents	Compensation of Directors

Director Compensation Table
Total 2019 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Elizabeth A. Chappell	120,000	125,003	500	245,503
William L. Kozyra	110,000	125,003	4,000	239,003
Peter D. Lyons	110,000	125,003	600	235,603
James A. McCaslin	125,000	125,003	400	250,403
William P. Miller II	130,000	125,003	500	255,503
Herbert K. Parker	110,000	125,003	2,200	237,203
Sandra E. Pierce	110,000	125,003	600	235,603
John F. Smith	120,000	125,003	500	245,503
Samuel Valenti III	140,000	125,003	1,200	266,203

(1)	Fees earned in 2019 for annual and committee chair retainers.

(2)
Reflects the full grant date fair value of RSUs granted on May 2, 2019 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined by applying the assumptions used in our financial statements. The grant date fair value of equity awards was calculated using the closing market price of AAM common stock on the grant date ($14.35). See Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2019 for assumptions underlying the valuation of equity awards.

(3)
The Company reimburses non-employee directors for travel and related out-of-pocket expenses in connection with attending Board, committee and stockholder meetings. From time to time, the Company invites spouses of non-employee directors to attend Company events associated with these meetings. The Company pays for spousal travel and certain other expenses and reimburses non-employee directors for taxes attributable to the income associated with this benefit. Amounts reflect reimbursement of taxes on this income.

As of December 31, 2019, each incumbent non-employee director had the number of outstanding RSUs (including those deferred) shown below.

Name	Restricted Stock Units Outstanding (#)
Elizabeth A. Chappell	68,868
William L. Kozyra	32,284
Peter D. Lyons	36,296
James A. McCaslin	57,768
William P. Miller II	72,118
Herbert K. Parker	8,711
Sandra E. Pierce	8,711
John F. Smith	57,768
Samuel Valenti III	41,755

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. A grant of RSUs to non-employee directors is reportable under Section 16(a). During 2019, one report on Form 4 of the May 2, 2019 grant of RSUs for each non-employee director named above was filed late due to administrative error.

Table of Contents	Beneficial Stock Ownership

Beneficial Stock Ownership
The following tables show the number of shares of AAM common stock beneficially owned by:

–	each person known to us who beneficially owns more than 5% of AAM common stock;

–	each of our non-employee directors as of March 12, 2020;

–	each of the named executive officers shown in the Summary Compensation Table; and

–	all directors and executive officers as a group as of March 12, 2020.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed below have sole voting and investment power over the shares (unless otherwise noted). The beneficial ownership calculation includes 113,037,860 shares of AAM common stock outstanding on March 12, 2020 (record date).

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners
Blackrock, Inc.(1)	19,035,877	16.90
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	12,504,036	11.11
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(3)	9,335,229	8.30
Building One
6300 Bee Cave Road
Austin, TX 78746

Non-Employee Directors (4)
Elizabeth A. Chappell	74,844	*
William L. Kozyra	36,296	*
Peter D. Lyons	41,296	*
James A. McCaslin	76,268	*
William P. Miller II	83,318	*
Herbert K. Parker	38,711	*
Sandra E. Pierce	8,711	*
John F. Smith	69,268	*
Samuel Valenti III	51,755	*

Named Executive Officers
David C. Dauch(5)	789,844	*
Christopher J. May	49,828	*
Michael K. Simonte	212,539	*
Gregory S. Deveson	33,515	*
Norman Willemse	87,225	*
All Directors and Executive Officers as a Group (17 persons)	1,745,043	1.5
(*) Less than 1% of the outstanding shares of AAM common stock.

(1)	Based on the Schedule 13G filed on February 4, 2020 by Blackrock, Inc., reporting sole voting power over 18,687,461 shares and sole investment power over 19,035,877 shares.

(2)
Based on the Schedule 13G filed on February 12, 2020 by The Vanguard Group, reporting sole voting power over 107,927 shares, sole investment power over 12,394,153, shared voting power over 15,848 shares and shared investment power over 109,883 shares.

(3)	Based on the Schedule 13G filed on February 12, 2020 by Dimensional Fund Advisors LP, reporting sole voting power over 8,986,389 shares and sole investment power over 9,335,229 shares.

(4)	Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table included in Compensation of Directors.

(5)	Includes 548 shares held in trusts for the benefit of Mr. Dauch’s children.

Table of Contents	Corporate Governance

Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving AAM and any “related person” as defined in the policy. This policy supplements AAM’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which AAM is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons.
The Audit Committee makes a determination whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.
The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee and do not require separate approval or ratification. During fiscal year 2019 and as of the date of this proxy statement, the Company has not engaged in any reportable related person transactions.

Table of Contents	Advisory Vote on Executive Compensation

Proposal 2: Advisory vote on Executive Compensation
AAM is seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation (say-on-pay).
Pay for Performance Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively. Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant portion of CEO and other NEO compensation is performance-based and at risk.
Our incentive programs utilize both short- and long-term financial metrics that are aligned with our strategic business objectives. The Compensation Committee annually reviews performance metrics, targets and payouts to ensure they are challenging, stretch goals that drive performance of our long-range plan and also mitigate risk.
Shareholder Engagement
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we proactively engage with our shareholders on key topics such as corporate governance, executive compensation and sustainability. During outreach, our shareholders expressed support of our overall executive compensation program and, in particular, the alignment of our incentive compensation measures with AAM's business strategy.
2019 Executive Compensation Highlights
In consideration of shareholder feedback, prevailing market practices among our peers and our business strategy, we continued to refine our programs as noted below.

–
The Compensation Committee changed our comparative peer group for benchmarking executive compensation to more closely reflect the size and complexity of our business, industry and competition for talent. Our competitor peer group, which is used to measure relative total shareholder return (TSR), was adjusted to reflect changes in our competitors and to increase the number of companies in this group.

–	For 2019, the Compensation Committee determined that total direct compensation for the Chief Executive Officer, Chief Financial Officer and President remain unchanged from 2018.

–	We continued to set rigorous annual and long-term incentive compensation targets for awards granted in 2019 to drive management performance at the highest levels.

–
The 2019 long-term incentive (LTI) awards are 66% performance-based in order to continue to drive superior performance that is aligned with our business strategy. One-half of the 2019 performance-based award is based on relative TSR and one-half is based on free cash flow performance.

Although your vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

☑	The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

Table of Contents	Compensation Discussion and Analysis

Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate and retain high quality leaders that are necessary to manage a company of AAM's size and complexity. In designing our executive compensation program, the Compensation Committee (Committee) strives to align the incentives of our named executive officers (NEOs) with the interests of our shareholders by using performance metrics and challenging goals that support our business strategy and drive long-term value creation.

Named Executive Officers
The Compensation Discussion and Analysis (CD&A) provides a description of our executive compensation programs, including the Committee's underlying philosophy and decision-making process, components of compensation, and the relationship between AAM's performance and the compensation earned by our NEOs in 2019. Our NEOs for the fiscal year ending December 31, 2019 are shown below.

Named Executive Officers

David C. Dauch Chairman & Chief Executive Officer

Christopher J. May Vice President & Chief Financial Officer

Michael K. Simonte President

Gregory S. Deveson President Driveline

Norman Willemse President Metal Forming

Table of Contents	Compensation Discussion and Analysis

Executive Summary
2019 Financial and Performance Highlights

For AAM, 2019 was a year of product expansion, continued diversification and preparation for a strong future focused on both core products and further growth into electrification.

It was also a year of celebration as AAM reached a significant milestone – the 25th anniversary of our company's founding. As we celebrated this tremendous achievement, we also further prepared for our future as a leading propulsion innovator with a solid backlog of future business, a strong financial profile and a culture of excellence throughout our organization.

During the year, we supported our global customers on approximately 50 product and program launches. Light vehicle production volumes declined in each of our key markets of North America, Europe and China in 2019. AAM was also affected by a work stoppage at our largest customer in the second half of the year. Despite these challenges, we delivered solid operating margins and strong free cash flow generation as we properly adjusted our operations to the new market demand.

By the end of 2019, AAM reached $6.5 billion in sales and $900 million in gross profit while generating strong cash flow from operations of $560 million. We also continued to pay down debt to strengthen our financial profile over the course of the year.

2019 Achievements

☑	Delivered on our key strategic objectives of profitable growth, diversification, solid financial performance and technology leadership	☑	Completed 50 global product and program launches

☑	2020 Automotive News PACE Award Finalist	☑	Continued strong cash flow generation and debt reduction

☑	Completed sale of U.S. iron casting business	☑	Celebrated 25 years of world-class quality, technology leadership and operational excellence

☑	3rd eDrive Unit new business award – AAM’s first in China market	☑	Named GM Supplier of the Year for 3rd consecutive year and received GM Supplier Diversity Award

☑	Published 1st Sustainability Review in 2019 and Sustainability Report in March 2020.	☑	Received Sustainability Award from Ford Motor Company

Table of Contents	Compensation Discussion and Analysis

Executive Compensation Highlights
Compensation Program Metrics Link to Strategic Business Objectives
The Committee utilizes both short- and long-term financial metrics relative to our business objectives, as well as relative total shareholder return (TSR) as a long-term incentive (LTI) metric. The following chart shows the alignment between our incentive compensation metrics and our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research and development, and other capital priorities		Free Cash Flow - 2019 LTI Performance Units (50% metric of performance-based LTI)

Develop innovative technology, including electrification and reinvest in research and development		Relative TSR - 2019 LTI Performance Shares (50% metric of performance-based LTI)

Create sustainable value for shareholders

Achieve profitable growth, along with the ability to be flexible as the market changes, and reduce leverage		EBITDA - 2019 Annual Incentive Program (100% metric)

Right-size operations to achieve productivity improvements
Goal Rigor
The Committee annually reviews performance metrics, targets and payouts to ensure they are challenging goals that are aligned with our strategy and long-range plan and are also designed to mitigate risk.
The incentive metrics selected by the Committee in 2019 focused on the importance of EBITDA performance for the annual incentive program and for LTI awards, free cash flow and relative TSR, weighted equally.
AAM delivered solid operating margins and strong free cash flow generation as we properly adjusted our operations for lower global production volumes and a work stoppage at our largest customer during the second half of 2019. Although 2019 actual adjusted EBITDA performance was strong, the pre-established performance target was not achieved. As a result of this goal rigor, our NEOs received a below-target payout for the 2019 annual incentive award.
2019 Changes to Executive Compensation Programs
AAM is committed to engaging in constructive and meaningful communications with our shareholders. We received a favorable vote of 96% for our say-on-pay proposal in 2019. We believe this outcome reflects our responsiveness to shareholder feedback. More recently, our shareholders continued to express support of our overall executive compensation program and the alignment of our incentive compensation goals with the Company's overall business strategy. In consideration of shareholder feedback and prevailing market practices among our peers, we continued to refine our programs as noted below.

Table of Contents	Compensation Discussion and Analysis

–
The Committee changed our comparative peer group for benchmarking executive compensation to more closely reflect the size and complexity of our business, our industry and competition for talent. Our competitor peer group, which is used to measure relative TSR, was adjusted to reflect changes in competitors and to increase the number of companies in this group.

–	For 2019, the Committee determined that total direct compensation for the CEO, Chief Financial Officer and President remain unchanged from 2018.

–	We continued to set rigorous annual and long-term incentive compensation targets for awards granted in 2019 to drive management performance at the highest levels.

–
The 2019 long-term incentive (LTI) awards were 66% performance-based in order to continue to drive superior performance that is aligned with our business strategy. One-half of the 2019 performance-based award is based on relative TSR and one-half is based on free cash flow performance. For 2019, the free cash flow portion of the award is denominated in dollars and settled in cash rather than in shares. This change was made as prudent use of AAM's share pool for LTI grants.

Pay for Performance Alignment
Total direct compensation consists of base salary plus target annual and long-term incentive compensation. Total direct compensation for each NEO may be above or below the 50th percentile of our comparative peer group based on various factors, including an individual's level of responsibility, demonstrated skills and experience, significance of position, contribution to Company performance, time in position, potential for advancement and internal pay equity considerations. The Committee generally sets performance objectives for annual and long-term incentive compensation so that targeted total direct compensation levels can be achieved only when target performance objectives are met. Consequently, actual pay may vary from targeted levels based on achieved performance against pre-established performance objectives.
The following chart illustrates the allocation of 2019 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2019. This analysis highlights the Company's emphasis on long-term and at-risk compensation.

Table of Contents	Compensation Discussion and Analysis

Compensation of Executive Officers
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–
86% of CEO compensation is variable and at risk

–
Rigorous performance goals as key drivers of enterprise value creation such as EBITDA, relative TSR and cash flow

–
Programs utilize metrics that emphasize company performance and are aligned with business strategy

–
Attract and retain executive talent

–
Benchmark pay against a peer group of similarly sized companies

–
Target direct compensation at the 50th percentile

–
Ensure incentive plans reward for desired behaviors and pay outcomes align with results

–
Mix of annual and long-term incentive programs balances focus between short-term results and long-term share appreciation

–
60% threshold of performance-based LTI

–
Cap on payout of performance shares based on relative TSR if absolute TSR is negative

–
CEO stock ownership requirement of 6 times base salary

The foundation of our philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
Components of Compensation Program
The primary components of AAM’s 2019 executive compensation program are summarized below.

Component	Purpose	Characteristics

Base Salary	Based on level of responsibility, experience, individual performance and internal pay equity	Fixed cash component generally targeted at the peer group median
Annual Incentive Compensation	Incentive to drive short-term performance aligned with strategic goals	Cash award that is at-risk subject to the attainment of performance targets
Long-Term Incentive Compensation	Incentive to drive long-term financial and strategic growth that creates shareholder value and supports retention of executives	Awarded in a combination of performance shares, performance units and RSUs tied to financial and share performance that drive sustainable results and shareholder value
Retirement and Deferred Compensation	Provide income upon retirement	401(k) and nonqualified defined benefit and deferred compensation plans
Perquisites	Limited supplement to total direct compensation	Primary benefit is a Company-provided vehicle with AAM content

Table of Contents	Compensation Discussion and Analysis

Decision-Making Process
Comprised solely of independent, non-employee directors, the Committee oversees the compensation and benefits programs for our executive officers, including the NEOs. In its oversight of our 2019 executive compensation program, the Committee worked with its independent compensation consultant, and with the CEO, the President, the CFO, and the Vice President, Human Resources. The CEO and other officers provided information and recommendations with respect to:

–	Company performance objectives and goals, which serve as a basis for incentive compensation;

–	attracting, retaining and motivating executive officers;

–	information regarding financial performance, budgets and forecasts as they pertain to compensation; and

–	industry and market conditions affecting AAM's business strategy.
Based on the recommendation of the Committee, the Board exercises its judgment to approve the CEO's compensation. For other executive officers, the Committee considers the CEO's recommendations in setting compensation levels. Compensation of the CEO and other officers is aligned with the Company's overall compensation philosophy. For 2019, the Committee made pay decisions based on market practice, Company performance and other factors, including individual performance and experience, scope and responsibility of position, retention and internal pay equity.
In determining executive compensation, the Committee considers, among other factors, the possible tax consequences to the Company. Tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in tax laws) that are beyond the control of AAM. For these reasons, the Committee does not limit compensation to those levels or types of compensation that may be deductible by the Company.
Role of the Compensation Consultant
The Committee has retained Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant. Meridian provides the Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian provides the Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments. Meridian also worked with the Company in evaluating its incentive programs and the selection of performance measures in response to shareholder feedback.
In the course of fulfilling its responsibilities, Meridian frequently communicates with the Chair of the Committee both prior to and following Committee meetings. Meridian also meets with management to gather information, prepare materials and review proposals to be made to the Committee. Meridian provides no other services to the Company and has no other direct or indirect business relationships with AAM or any of its subsidiaries or affiliates. Based on information provided by Meridian, the Committee assessed Meridian's independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Committee.

Table of Contents	Compensation Discussion and Analysis

Peer Group and Market Analysis
The Committee annually reviews the composition of our comparative peer group and makes adjustments to reflect changes in our business, as well as industry and market conditions. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements, understanding compensation trends among comparable companies and reviewing other compensation and governance-related topics. The companies are selected primarily based on the following criteria:

–	total revenue and market capitalization;

–	competitors in industry segment;

–	complexity of global business and operations; and

–	competition for talent and investor capital.
The Committee changed the comparative peer group to benchmark executive 2018 and 2019 compensation. AAM's revenues are at approximately the median of the comparative peer revenues.

2018 Peers		2018 to 2019 Changes	2019 Peers

Ametek Inc.
Aptiv PLC
BorgWarner Inc.
Cooper-Standard Holdings Inc.
Cummins Inc.
Dana Incorporated
Dover Corporation
Flowserve Corporation
Fluor Corp.
Goodyear Tire & Rubber Company
Lear Corporation
Meritor, Inc.
Navistar International Corporation
PACCAR Inc
Parker-Hannifin Corporation
Rockwell Automation
Tenneco Inc.
Terex Corporation
Trinity Industries, Inc.
Visteon Corporation
ADDITIONS
Adient plc
Aptiv PLC
BorgWarner Inc.
Cooper-Standard Holdings Inc.
Cooper Tire & Rubber Company
Dana Incorporated
Delphi Technologies PLC
Flowserve Corporation
Goodyear Tire & Rubber Company
Lear Corporation
Meritor, Inc.
Navistar International Corporation
Oshkosh Corporation
Parker-Hannifin Corporation
Rockwell Automation
Tenneco Inc.
Terex Corporation
Trinity Industries, Inc.
Visteon Corporation

More closely aligned with the size and complexity of our business, our industry and competition for talent Adient plc Cooper Tire & Rubber Company Delphi Technologies PLC Oshkosh Corporation

+

REMOVAL
No longer aligned with our size and business operations Ametek Inc. Cummins Inc. Dover Corporation Fluor Corp. PACCAR Inc.

-

Table of Contents	Compensation Discussion and Analysis

Direct Compensation Elements
Base Salary
In determining salary levels for each of our NEOs, the Committee considers factors such as financial and operational performance, leadership, development, time in position, internal equity and potential. The Committee also considers each NEO's current base salary as compared to the salary range and median salary practices of our peer group.
The Committee determined that base salaries for the CEO, President and CFO would remain unchanged for 2019. In connection with the realignment of the Driveline and Metal Forming business units, base salaries for Mr. Deveson and Mr. Willemse were adjusted effective January 16, 2019. Base salaries as of December 31, 2019 and 2018 are shown below. The Summary Compensation Table shows the base salary earned in 2019 for each NEO.

	2019	2018	% Change
David C. Dauch	$1,150,000	$1,150,000	—%
Christopher J. May	$550,000	$550,000	—%
Michael K. Simonte	$750,000	$750,000	—%
Gregory S. Deveson	$600,000	$530,000	13%
Norman Willemse	$575,000	$530,000	9%
Incentive Compensation
Annual Incentive Compensation
Each NEO's annual incentive compensation is based on achieved results against financial targets approved by the Committee under the AAM Incentive Compensation Program for Executive Officers. Payment of annual cash incentive awards is permitted to the extent the Company meets or exceeds threshold performance levels.
In consideration of our business strategy, the Committee selected absolute EBITDA dollars as the sole metric for determining 2019 annual incentive payouts. Strong EBITDA performance positions AAM to generate cash, reduce debt and provide funding for profitable growth and other capital priorities. EBITDA dollars as the sole performance measure emphasizes its importance to our business strategy.
The Committee set the 2019 annual incentive EBITDA target at a level that drives management to continue to perform at a high level, implement productivity improvements, successfully launch new product programs and achieve integration synergies. Performance levels for 2019 annual incentive awards reflect stretch goals that are designed to reward growth and sustain profitability.

–	2019 target performance was set at a level higher than 2018 actual adjusted EBITDA performance.

–	Achievement of target performance would result in the highest adjusted EBITDA performance in AAM history.

–	Target performance is higher than the performance of a majority of our competitor peer group companies.
In 2019, AAM delivered solid operating margins and strong free cash flow generation as we properly adjusted our operations for lower global production volumes and a work stoppage at our largest customer, General Motors (GM). GM's work stoppage began in the third quarter of 2019 and ended in the following quarter. One of the longest in GM's history, this work stoppage impacted nearly all of AAM's North American operations and resulted in lower sales of approximately $243 million and EBITDA of $84.5 million.
The significant impact of a prolonged work stoppage at GM was not anticipated at the time the annual incentive targets were established. In determining the 2019 annual incentive payout, the Committee considered the magnitude and timing of this event and management's prompt response to mitigate further impacts of the work stoppage. Accordingly, the Committee approved an adjustment of actual EBITDA results to reflect the unfavorable impact of the GM work stoppage.

Table of Contents	Compensation Discussion and Analysis

Although 2019 actual adjusted EBITDA performance was strong, the pre-established performance target was not achieved. As a result of this goal rigor, our NEOs received a below-target payout of 48%.

Goal Rigor – 48% payout

The following table describes the performance levels and award payout under the 2019 annual incentive program. The amounts paid are shown in the Summary Compensation Table.

	Weighting	Threshold (Payout 0%)	Target (Payout 100%)	Maximum (Payout 200%)	2019 Actual Performance	2019 Actual Payout %
Adjusted EBITDA	100%	$910 million	$1,215 million	$1,300 million	$1,055.5 million (1)(2)	48%
(1) Excludes the sale of U.S. iron castings impairment and loss on sale of $246.3 million, goodwill impairment of $440 million and other adjustments of $62.8 million as noted in the Non-GAAP Reconciliation in Appendix A.

(2)
For purposes of calculating performance achievement under the annual incentive program, additional adjustments were made to adjusted EBITDA as reported in our annual report on Form 10-K for the year ended December 31, 2019. Adjustments made under the program include $84.5 million due to the unfavorable impact of the GM work stoppage and $0.7 million related to the divestiture of the U.S. iron casting operations as further described in the Non-GAAP Reconciliation in Appendix A.

Target Annual Incentive Award Opportunities
The table below shows 2019 target annual incentive opportunities for our NEOs, stated as a percentage of base salary. The Committee decided that 2019 annual incentive target opportunities would remain at 2018 levels.

Target Annual Incentive Opportunity
David C. Dauch	135%
Christopher J. May	80%
Michael K. Simonte	100%
Gregory S. Deveson	80%
Norman Willemse	80%
2020 Changes to Annual Incentive Compensation Program
In February 2020, the Committee changed the metrics that will be used to determine payouts under the annual incentive program. For 2020, 80% of the award will be based on EBITDA margin and operational cash flow, each weighted 40%, with the remaining 20% based on an assessment of key strategic initiatives and goals. EBITDA margin was selected to support our strategy of a flexible cost structure and to maintain and improve margins in consideration of the pressure on sales in the current industry environment. Operational cash flow was selected as a metric to further focus management on our annual cash flow target. The strategic component of the 2020

Table of Contents	Compensation Discussion and Analysis

annual incentive program was added to emphasize attainment of our strategic priorities, including future growth opportunities and sustainability program initiatives, among others.
Long-Term Incentive Compensation
Our LTI program is designed to reward NEOs for creating sustained shareholder value, to encourage ownership of Company stock, and to retain and motivate executives while aligning their interests with those of our shareholders. AAM generally makes equity grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee. Grants are typically made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance.
2019 LTI Award Overview

Form of Award
	Performance Shares	Performance Units	RSUs
LTI Mix	33%	33%	34%

Objective	Drive and reward TSR performance key to shareholders	Drive and reward performance key to strategic business objectives	Encourage retention and ownership supporting shareholder alignment

Performance Measure	RelativeTSR	Free Cash Flow	Continued service with AAM

Competitor Peer Group for Relative TSR	Adient plc Autoliv Inc. BorgWarner Inc. Dana Incorporated Delphi Technologies PLC Lear Corporation Magna International Inc. Meritor Inc, Tenneco Inc.	Not applicable	Not applicable

Performance / Vesting Period	Subject to achievement of performance measures over the 3-year performance period January 1, 2019 through December 31, 2021	Subject to achievement of performance measures over the 3-year performance period January 1, 2019 through December 31, 2021	Cliff vest on the 3rd anniversary of grant

Settlement	Common stock	Cash	Common stock
Our competitor peer group is used to assess relative performance for establishing long-term incentive award performance levels. The competitor peer group consists of companies that compete with AAM for capital and operate in similar markets. This group of companies serves as an appropriate benchmark for long-term incentives because of the likelihood that these companies will experience similar business conditions over a three-year cycle. In 2019, the Committee adjusted the competitor peer group to reflect changes in competitors and to increase the number of peers from 8 to 9 companies. The Committee added Adient plc and Delphi Technologies PLC and removed Visteon Corporation.
The Committee evaluated the performance measures for 2019 LTI performance share awards to ensure that the measures are aligned with our business strategy. A key objective of the Company is to strengthen our balance sheet and continue to provide for profitable growth, research and development of innovative technology and other capital priorities. As a result, free cash flow is a key driver to reduce gross leverage and ultimately convert value to shareholders through the valuation process. The Committee believes that relative TSR continues to be an important measure of performance because of its alignment with shareholder value creation. Based on these considerations, 2019 performance awards are based 50% on free cash flow and 50% on relative TSR. The relative TSR portion is denominated and settled in AAM stock and the free cash flow portion is denominated in dollars and settled in cash in consideration of the most prudent use of the Company's share pool.

Table of Contents	Compensation Discussion and Analysis

The performance levels set for 2019 LTI require our management team to continue to perform at a high level, right-size AAM's operations to achieve productivity improvements, successfully launch new product programs and create long-term value.

–	Free cash flow target performance for 2019 - 2021 was set at a level higher than the previous three years' performance.

–	Achievement of target performance would result in the highest free cash flow in AAM history.

–	Relative TSR payout is capped if absolute TSR is negative.
The table below shows the threshold, target and maximum free cash flow and relative TSR performance levels to be used in determining the payouts for these awards for the performance period January 1, 2019 through December 31, 2021.

	Free Cash Flow Performance Measure		Relative TSR Performance Measure
Performance Level	3 Year Cumulative Free Cash Flow	Percent of Target Award Opportunity Earned	Company's TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	$1,100 million	50%	35th	50%
Target	$1,375 million	100%	50th	100%
Maximum	$1,500 million	200%	75th	200%
LTI Award Values
The table below shows the 2019 and 2018 target LTI for our NEOs. The Committee decided to maintain 2019 LTI target percentage opportunities for all NEOs at 2018 levels. Total 2019 LTI target value for Mr. Deveson and Mr. Willemse reflects an increase of their 2019 base salaries.

	2019 Target Long-Term Incentive Opportunity		2018 Target Long-Term Incentive Opportunity
	($)(1)	%(2)	($)(1)	%(2)
David C. Dauch	5,750,000	500%	5,750,000	500%
Christopher J. May	1,375,000	250%	1,375,000	250%
Michael K. Simonte	2,250,000	300%	2,250,000	300%
Gregory S. Deveson	1,200,000	200%	1,060,000	200%
Norman Willemse	1,150,000	200%	1,060,000	200%
(1) Amounts reflect the value the Committee considered when granting awards for 2019 and 2018. These amounts differ from the value of awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the grant date fair value of performance shares, which is based on the probable outcome of the performance metrics. The amount further differs because performance unit awards are not reported in the Summary Compensation Table until earned at the end of the performance period.
(2) Stated as a percentage of base salary.
Payout of 2017 Performance Share Awards
The performance period for 2017 performance awards ended on December 31, 2019. The number of shares earned was based on relative TSR and EBITDA margin over the three-year performance period as shown below.

	Actual Performance	% of Target Shares Earned	Award Weighting	Weighted Payout
Relative TSR	22nd percentile	0%	50%	0%

EBITDA Margin	16.5%(1)	200%	50%	200%
		Final Payout as a % of Target		100%
(1) Excludes the restructuring and acquisition-related costs and debt refinancing and redemption costs, sale of U.S. iron casting operations, goodwill impairment, the impact of the GM work stoppage and other non-recurring items. See Non-GAAP Reconciliation in Appendix A.

Table of Contents	Compensation Discussion and Analysis

Payouts under the relative TSR performance share awards resulted in a zero payout to senior management because the threshold performance level was not achieved. This result reflects the Committee's commitment to align LTI pay with the interest of our shareholders through rigorous goal-setting.
The performance targets for the EBITDA margin performance share awards were determined in consideration of AAM's historical EBITDA margins for 2014 – 2016. The maximum performance level was set to drive performance significantly above our peers and encourage EBITDA margin growth. Over this period, management delivered a result well in excess of targets and prior actual performance, which supported an above-target payout. This outstanding financial performance allowed us to reduce debt and position AAM to achieve our strategic objectives.
2020 Changes to Long-Term Incentive Compensation Program
The Committee changed the metrics used to determine payouts of 2020 performance-based LTI awards. Free cash flow was selected as the sole metric for 2020 LTI performance-based awards. Free cash flow is the critical driver to reduce leverage and ultimately convert value to shareholders. In consideration of the importance of TSR and its alignment with shareholder value, the Committee included a TSR modifier of -15% or +15% that may be applied to free cash flow performance payouts of these awards.
In February 2020, the Committee approved LTI opportunities for NEOs in addition to their target opportunities. The Committee determined that these awards were important to retain critical talent that support the complexity involved in transforming our organization with an emphasis on next generation products and electrification, while considering current macroeconomic and industry related challenges. The table below shows the additional 2020 LTI opportunities.

	Additional 2020 LTI Opportunity	Total Target Compensation
	$	%
David C. Dauch	575,000	7%
Christopher J. May	275,000	12%
Michael J. Simonte	375,000	10%
Gregory S. Deveson	150,000	7%
Norman Willemse	143,750	7%
Also, for the 2020 LTI award, the Committee determined that 40% of the total LTI award will be in the form of RSUs. A significant portion, or 60%, will continue to be performance-based.
Summary of Direct Compensation
The Committee believes each pay element of direct compensation is consistent with our compensation philosophy. The Committee reviews direct compensation for each NEO and compares each compensation element to the market data of our comparative peer group. The Committee also considers individual performance, experience, internal equity, scope and responsibility of position, retention and other factors.
Direct compensation for our CEO is higher than for the other NEOs due to the CEO's breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO pay as a certain multiple of the pay of the other NEOs. For 2019, the Committee set total direct compensation of NEOs at approximately the 50th percentile of the peer group.

Indirect Compensation Elements
Retirement and Deferred Compensation Plans
Our NEOs participate in AAM's qualified retirement and nonqualified retirement and deferred compensation plans. Each executive officer is eligible to participate in the Company's 401(k) plan, which allows U.S. salaried participants to defer a portion of their base salary up to certain IRS limits.
The AAM Executive Retirement Savings Plan (ERSP) was adopted effective January 1, 2019. The ERSP is a nonqualified deferred compensation plan that provides certain highly-compensated associates the opportunity to

Table of Contents	Compensation Discussion and Analysis

receive supplemental deferred compensation upon retirement and certain other qualifying events. The Company provides contributions to the plan equal to a percentage of a participant's combined base salary and bonus paid during a calendar year less maximum eligible 401(k) Company contributions. The Company may also make discretionary contributions. The Committee approved such a discretionary contribution for 2019.
At the time the ERSP was approved, the Supplemental Executive Retirement Plan (SERP) was frozen to align our benefit programs with prevailing market practices and to reduce cost. The SERP, a nonqualified defined benefit plan, provides retirement benefits to executives that are offset by the qualified pension plan benefits.
The Company also froze the Executive Deferred Compensation Plan (EDC) to further contributions as of December 31, 2018. Existing contributions will vest and be paid in accordance with the EDC's terms.
The SERP, ERSP and EDC plans are further described in Pension Benefits and Nonqualified Deferred Compensation tables.
Other Benefits and Perquisites
Our NEOs participate in the same medical plans as our U.S. salaried associates. A group of approximately 30 senior executives, including the NEOs, also receive supplemental life, supplemental disability and umbrella liability insurance benefits.
AAM provides a very limited number of perquisites to senior executives, including our NEOs. Senior executives are eligible for the use of a Company-provided vehicle with AAM content. Mr. Dauch has the use of two Company-provided vehicles. Occasionally, we invite spouses of AAM executives to attend Company business events and pay for the spouse’s travel and related non-business expenses. AAM reimburses executives for taxes attributable to income associated with this benefit. We do not otherwise provide tax gross ups for executives except as available for salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.

Other Compensation Matters
Severance Programs
The Company provides severance benefits to eligible NEOs under the AAM Executive Officer Severance Plan (Severance Plan) and the AAM Change in Control Plan (CIC Plan). Severance payments and benefits for Mr. Dauch and Mr. Simonte are set forth in their employment agreements.
The Committee believes that these severance programs provide competitive severance benefits that attract and retain key talent during potentially critical and uncertain periods. The programs are designed to foster stability within senior management by helping executives maintain focus on and dedication to their responsibilities to maximize shareholder value, including in the event of a transaction that may result in a change in control (CIC). These programs are also guided by our compensation philosophy and governance practices (e.g., double-trigger change in control provisions, no tax gross ups) and are aligned with those of our peers.
The Severance Plan provides severance benefits other than in connection with a change in control. Upon termination of employment by the Company without cause or resignation by a participant for good reason, each eligible executive officer will be entitled to certain severance payments and benefits, including a multiple of base salary and target bonus, prorated annual target bonus for the year of termination and continued participation in the Company's medical benefit plans for the applicable severance period.
The CIC Plan provides participants, including eligible executive officers, severance payments and benefits in the event of termination of employment on or within two years following a CIC. These benefits include a multiple of base salary and target bonus and continued participation in the Company's medical benefit plans for the applicable severance period.
Benefits under the Severance Plan and the CIC Plan are subject to execution and non-revocation of a general waiver and release of claims against the Company and compliance with certain restrictive covenants. The benefits are also subject to recoupment or clawback. Benefits provided to eligible NEOs under these programs are described in Potential Payments Upon Termination or Change in Control.

Table of Contents	Compensation Discussion and Analysis

Executive Compensation Recoupment (Clawback) Policy
The clawback policy authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met. For purposes of this policy, performance-based compensation includes all annual and long-term incentive awards, whether paid in cash or equity, to the extent the awards are based on the Company's financial performance.
The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the Committee will consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.
Executive Officer Stock Ownership Requirements
Our stock ownership policy is an important feature of our compensation philosophy that helps to ensure alignment of our executives' interests with those of our stockholders. The stock ownership requirement for each position is shown below.

Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer; President	3
Other Executive Officers	2
Executive officers have five years from 2017 to meet these requirements or, for new executive officers, five years from the date of appointment. Shares owned directly, unvested RSUs and performance shares (at target) count toward the requirement. These ownership levels must be maintained as long as the person is an executive officer of AAM. NEOs who have not met these requirements may not sell shares. The Committee annually reviews each executive officer’s stock ownership level according to this policy. Our NEOs have met these ownership requirements.
Risk Assessment of Compensation Policies and Practices
We conducted an annual risk assessment for the Committee to determine whether the risks arising from our 2019 compensation practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered AAM’s annual and long-term incentive programs and pay mix, performance measures used to calculate payouts, and pay philosophy and governance. Our annual assessment focuses on the program for executive officers in light of their decision-making authority and influence, but also considers the compensation of other salaried associates. Our methodology was reviewed by the Committee and Meridian.
We have designed our compensation programs with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Based on our risk assessment and consideration of various mitigating factors, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Table of Contents	Compensation Committee Report

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
James A. McCaslin, Chair
William L. Kozyra
Peter D. Lyons
Sandra E. Pierce
Samuel Valenti III

Table of Contents	Executive Compensation Tables

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
David C. Dauch(1) Chairman & Chief Executive Officer	2019	1,150,000	4,818,898	745,200	266,426	682,727	7,663,251
	2018	1,150,000	5,700,848	1,350,700	1,168,373	99,378	9,469,299
	2017	1,150,000	7,319,937	2,819,000	1,869,698	86,982	13,245,617
Christopher J. May Vice President & Chief Financial Officer	2019	550,000	1,152,352	211,200	170,217	252,558	2,336,327
	2018	550,000	1,363,250	382,800	278,969	47,939	2,622,958
	2017	478,003	582,790	693,800	397,791	44,586	2,196,970
Michael K. Simonte President	2019	750,000	1,885,661	360,000	89,636	380,262	3,465,559
	2018	750,000	2,230,775	652,500	517,163	66,424	4,216,862
	2017	727,300	2,144,593	1,387,500	720,741	56,779	5,036,913
Gregory S. Deveson President Driveline(6)	2019	597,083	1,005,700	230,400	14,506	117,249	1,964,938
	2018	530,000	1,050,941	368,900	192,689	24,230	2,166,760
	2017	375,417	1,512,287	588,300	22,485	40,331	2,538,820
Norman Willemse President Metal Forming(7)	2019	573,125	963,793	220,800	58,840	251,693	2,068,251
	2018	530,000	1,050,955	368,900	227,486	50,203	2,227,544
	2017	513,378	983,438	784,400	380,281	34,521	2,696,018

(1)	Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.

(2)
Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2019 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted on March 4, 2019, the maximum value of performance share awards would be $3,795,030 for Mr. Dauch, $907,520 for Mr. May, $1,485,009 for Mr. Simonte, $792,022 for Mr. Deveson and $759,032 for Mr. Willemse based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

(3)	Reflects amounts earned under the AAM Incentive Compensation Program for Executive Officers for 2019.

(4)
Reflects the annualized increase in pension value under the Salaried Retirement Program, the Albion Pension Plan and the Supplemental Executive Retirement Program (SERP). See Pension Benefits Table. There are no above-market or preferential earnings on compensation deferred under our Executive Retirement Savings Plan or our Executive Deferred Compensation Plan.

Table of Contents	Executive Compensation Tables

(5)	The components of All Other Compensation for 2019 are as follows:

Name	Employer 401(k) Match Contributions(a) ($)	Retirement Contributions(b) ($)	Executive Life Insurance Premiums(c) ($)	Company-Provided Vehicles(d) ($)	Tax Gross Ups for Spousal Travel(e) ($)	Other(f) ($)	Total ($)
David C. Dauch	14,000	607,000	13,273	29,175	6,509	12,770	682,727
Christopher J. May	13,700	214,200	2,542	18,993	—	3,123	252,558
Michael K. Simonte	14,000	333,300	7,796	23,193	—	1,973	380,262
Gregory S. Deveson	9,500	103,300	3,761	—	—	688	117,249
Norman Willemse	13,583	215,000	7,357	12,980	—	2,773	251,693
(a)Includes employer matching contributions under AAM’s 401(k) plan.

(b)	Includes employer retirement contributions under AAM’s 401(k) plan and the ERSP as noted below. The ERSP contributions are further described in the Nonqualified Deferred Compensation table.

Name	Retirement Contributions under the 401(k) Plan ($)	Employer ERSP Contributions ($)	Total ($)
David C. Dauch	14,000	593,000	607,000
Christopher J. May	14,000	200,200	214,200
Michael K. Simonte	14,000	319,300	333,300
Gregory S. Deveson	8,400	94,900	103,300
Norman Willemse	14,000	201,000	215,000
(c)Includes executive life insurance premiums paid by the Company.

(d)
Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 50%. For Mr. Dauch, includes the cost of personal use of a second Company-provided vehicle.

(e)	Includes amounts reimbursed for taxes attributable to the income associated with the cost of travel for spouse accompanying the NEO to Company business meetings and events.

(f)
For Mr. Dauch, includes $10,394 for the cost of travel for spouse accompanying him to Company business meetings or events, personal umbrella liability insurance premiums, and meals provided during business hours. For Mr. May, Mr. Simonte and Mr. Willemse, includes the cost of personal umbrella liability insurance premiums and the cost of an executive physical. For Mr. Deveson, includes the cost of personal umbrella liability insurance premiums.

(6)    Mr. Deveson was not an NEO in 2018.
(7) Mr. Willemse was not an NEO in 2017.

Table of Contents	Executive Compensation Tables

Grants of Plan-Based Awards
Annual and long-term incentive awards granted in 2019 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in the Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.

			Estimated Future Payouts under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
David C. Dauch
Annual Incentive	—	—	—	1,552,500	3,105,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/4/2019	2/6/2019	948,750	1,897,500	3,795,000	—	—	—	—	—
Performance Shares (TSR)	3/4/2019	2/6/2019	—	—	—	58,783	117,566	235,132	—	2,863,908
Restricted Stock Units	3/4/2019	2/6/2019	—	—	—	—	—	—	121,127	1,954,990
Christopher J. May
Annual Incentive	—	—	—	440,000	880,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/4/2019	2/6/2019	226,875	453,750	907,500	—	—	—	—	—
Performance Shares (TSR)	3/4/2019	2/6/2019	—	—	—	14,057	28,114	56,228	—	684,857
Restricted Stock Units	3/4/2019	2/6/2019	—	—	—	—	—	—	28,965	467,495
Michael K. Simonte
Annual Incentive	—	—	—	750,000	1,500,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/4/2019	2/6/2019	371,250	742,500	1,485,000	—	—	—	—	—
Performance Shares (TSR)	3/4/2019	2/6/2019	—	—	—	23,002	46,004	92,008	—	1,120,657
Restricted Stock Units	3/4/2019	2/6/2019	—	—	—	—	—	—	47,398	765,004
Gregory S. Deveson
Annual Incentive	—	—	—	480,000	960,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/4/2019	2/6/2019	198,000	396,000	792,000	—	—	—	—	—
Performance Shares (TSR)	3/4/2019	2/6/2019	—	—	—	12,268	24,536	49,072	—	597,697
Restricted Stock Units	3/4/2019	2/6/2019	—	—	—	—	—	—	25,279	408,003
Norman Willemse
Annual Incentive	—	—	—	460,000	920,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/4/2019	2/6/2019	189,750	379,500	759,000	—	—	—	—	—
Performance Shares (TSR)	3/4/2019	2/6/2019	—	—	—	11,757	23,514	47,028	—	572,801
Restricted Stock Units	3/4/2019	2/6/2019	—	—	—	—	—	—	24,225	390,992

(1)
Reflects annual incentive awards granted under the AAM Incentive Compensation Program for Executive Officers and performance unit awards granted under the 2018 Omnibus Incentive Plan. The performance unit awards are payable in cash based on free cash flow over the 3-year performance period January 1, 2019 through December 31, 2021.

(2)
Reflects performance share awards granted under the 2018 Omnibus Incentive Plan payable in common stock based on the relative TSR performance over the 3-year performance period January 1, 2019 through December 31, 2021.

(3)
Reflects RSUs granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the 3-year vesting period. No options were granted in 2019.

(4)
Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2019 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards.

Table of Contents	Executive Compensation Tables

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Our employment agreements with Mr. Dauch as CEO and Mr. Simonte as President provide for the following compensation and benefits as of December 31, 2019.

	CEO Employment Agreement	President Employment Agreement
Base Salary	$1,150,000 for 2019, subject to annual review and increase by the Compensation Committee	$750,000 for 2019, subject to annual review and increase by the Compensation Committee
Annual Incentive	Participation in the annual incentive plan for executive officers. Target opportunity of 135% of base salary for 2019, subject to annual review and increase by the Compensation Committee	Participation in the annual incentive plan for executive officers. Target opportunity of 100% of base salary for 2019, subject to annual review and increase by the Compensation Committee
Long-Term Incentive	Participation in the long-term incentive plans for executive officers. Target opportunity of 500% for 2019, subject to annual review and increase by the Compensation Committee	Participation in the long-term incentive plans for executive officers. Target opportunity of 300% for 2019, subject to annual review and increase by the Compensation Committee
Other Benefits
Participation in plans applicable to executive officers. Retiree medical, dental and vision coverage equivalent to the benefit levels offered in the Company's group health care plans for salaried associates as of September 1, 2012
Participation in plans applicable to executive officers
Term	Initial term expired August 31, 2015. Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew	Initial term expired July 31, 2018. Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew
Mr. Dauch and Mr. Simonte are also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Annual Incentive Awards
In 2019, annual incentive awards were granted under the AAM Incentive Compensation Program for Executive Officers. Absolute EBITDA was selected as the sole performance metric for these awards. The maximum payout for each performance metric is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2019, the Company granted long-term incentive awards to NEOs in the form of RSUs, performance share and performance unit awards. The terms of these awards are described in Long-Term Incentive Compensation in the CD&A.
2019 Awards Granted Under the 2018 Omnibus Incentive Plan
Restricted Stock Units
The RSUs granted in 2019 to NEOs vest in three years from the date of grant. All RSUs are payable in common stock.
Performance Share Awards
The performance share awards granted to NEOs in 2019 are based upon the attainment of relative TSR over a three-year performance period beginning January 1, 2019 through December 31, 2021. Performance share awards represented 33% of the total LTI award opportunity for executive officers. These awards will be measured by relative TSR performance over the three-year period. TSR performance share payouts will be capped if the Company's TSR is negative for the three-year period. Performance shares are payable in common stock.
Performance Unit Awards
The performance unit awards granted to NEOs in 2019 are based upon the attainment of free cash flow over a three-year performance period beginning January 1, 2019 through December 31, 2021. Performance unit awards represented 33% of the total LTI award opportunity for executive officers. These awards will be measured by free cash flow performance over the three-year period. Performance units are payable in cash.

Table of Contents	Executive Compensation Tables

The following table illustrates the threshold, target and maximum performance levels for determining 2019 award payouts for each performance measure.

	Free Cash Flow		Relative TSR
Performance Level	3-Year Cumulative Free Cash Flow	Percent of Target Award Opportunity Earned	Company TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	$1,100 million	50%	35th	50%
Target	$1,375 million	100%	50th	100%
Maximum	$1,500 million	200%	75th	200%

Table of Contents	Executive Compensation Tables

Outstanding Equity Awards at December 31, 2019

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
David C. Dauch	88,774(2)	955,208	66,440(6)	714,894
	136,904(3)	1,473,087	132,879(6)	1,429,778
	121,127(4)	1,303,327	58,783(7)	632,505

Christopher J. May	7,068(2)	76,052	15,888(6)	170,955
	32,739(3)	352,272	31,775(6)	341,899
	28,965(4)	311,663	14,057(7)	151,253

Michael K. Simonte	26,009(2)	279,857	25,998(6)	279,738
	53,572(3)	576,435	51,996(6)	559,477
	47,398(4)	510,002	23,002(7)	247,502

Gregory S. Deveson	20,560(5)	221,226	12,248(6)	131,788
	25,238(3)	271,561	24,496(6)	263,577
	25,279(4)	272,002	12,268(7)	132,004

Norman Willemse	11,927(2)	128,334	12,248(6)	131,788
	25,239(3)	271,572	24,496(6)	263,577
	24,225(4)	260,661	11,757(7)	126,505

(1)	Reflects value of outstanding RSUs at $10.76, the closing price of AAM common stock on December 31, 2019.

(2)	Reflects RSUs granted on February 28, 2017 that vested on February 28, 2020.

(3)	Reflects RSUs granted on March 2, 2018. RSUs vest three years from the date of grant.

(4)	Reflects RSUs granted on March 4, 2019. RSUs vest three years from the date of grant.

(5)	Reflects RSUs granted to Mr. Deveson on May 1, 2017 based on his April 2017 hire date. RSUs vest three years from date of grant.

(6)
Reflects performance shares granted on March 2, 2018 for the performance period January 1, 2018 through December 31, 2020 that would be paid out at the end of the performance period based on actual performance through December 31, 2019. Relative TSR award amounts reflect a threshold payout and the free cash flow awards reflect a target payout. Payouts will be determined at the end of the performance period based on actual performance.

(7)
Reflects performance shares granted on March 4, 2019 for the performance period January 1, 2019 through December 31, 2021 that would be paid out at the end of the performance period based on actual relative TSR performance through December 31, 2019. Award amounts reflect a threshold payout. Payouts will be determined at the end of the performance period based on actual performance.

(8)
Reflects the value of 2018 and 2019 performance shares based on performance through December 31, 2019 as described above in footnotes (6) and (7) multiplied by $10.76, the closing price of AAM common stock on December 31, 2019.

Table of Contents	Executive Compensation Tables

Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
David C. Dauch	273,687	3,490,194
Christopher J. May	22,534	289,885
Michael K. Simonte	82,924	1,066,768
Gregory S. Deveson	39,908	429,410
Norman Willemse	38,026	489,182

(1)
Reflects the number of shares vested in March 2019 under RSU awards granted in March 2016 (excluding for Mr. Deveson). Also includes the number of performance shares earned for the performance period ending December 31, 2019.

(2)
Reflects the number of shares underlying vested RSUs multiplied by the closing market price of AAM common stock on the vesting date. Also includes the number of performance shares earned for the period ending December 31, 2019 multiplied by the closing market price of AAM common stock at December 31, 2019. See CD&A for further detail of the payouts earned.

Table of Contents	Executive Compensation Tables

Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan, AAM's Salaried Retirement Program (SRP) for Mr. Dauch, Mr. May and Mr. Simonte and the Albion Pension Plan for Mr. Willemse. Supplemental pension benefits are provided under the nonqualified Supplemental Executive Retirement Program (SERP). The SERP was amended to freeze further benefit accruals as of April 30, 2018.
The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under the SRP, the Albion Pension Plan and the SERP, each as of December 31, 2019.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
David C. Dauch(3)	AAM Salaried Retirement Program	11.5000	474,286
	AAM Supplemental Executive Retirement Program	22.8333	8,367,156
Christopher J. May	AAM Salaried Retirement Program	12.5000	215,361
	AAM Supplemental Executive Retirement Program	23.8333	1,411,119
Michael K. Simonte(3)	AAM Salaried Retirement Program	8.0833	315,790
	AAM Supplemental Executive Retirement Program	19.4166	3,124,093
Gregory S. Deveson	AAM Supplemental Executive Retirement Program	1.0833	229,680
Norman Willemse(4)	Albion Pension Plan	6.3333	371,955
	AAM Supplemental Executive Retirement Program	17.0000	1,424,259

(1)
Benefits under the SRP were frozen effective December 31, 2006 for Mr. Dauch, Mr. May and Mr. Simonte. Benefits for Mr. Willemse under the Albion Pension Plan reflect his years of service with our UK subsidiary, Albion Automotive Limited. Credited service under the SERP reflects service through the freeze date of April 30, 2018. As a result, credited service under the SRP, the Albion Pension Plan and the SERP is less than actual service with the Company.

(2)
The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2019 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019.

(3)	Mr. Dauch and Mr. Simonte were eligible to retire on December 31, 2019 under both the SRP and the SERP. Each qualifies for an unreduced benefit under the SRP and the lump sum benefit under the SERP.

(4)
Mr. Willemse is not a participant in the SRP. Mr. Willemse was eligible to retire on December 31, 2019 under both the Albion Pension Plan and the SERP. He qualifies for the lump sum benefit under the SERP.

Salaried Retirement Program (SRP). The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his final 10 years of service) and years of credited service. Benefits under the SRP may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit. The SRP is a qualified plan subject to Internal Revenue Code (IRC) limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974.
Effective December 31, 2006, the SRP was amended to freeze benefits at current levels for associates who were not eligible to retire by December 1, 2011. Associates who were eligible for early or normal retirement on or before December 31, 2011 continued to accrue benefits through December 31, 2011.
Albion Pension Plan. Our Albion Automotive Limited subsidiary provides pension benefits under the Albion Pension Plan for its salaried associates. Mr. Willemse is a participant in this plan as former employee of this subsidiary. Annual retirement benefit payable, commencing on retirement at or after age 65, is based on the participant's average salary (as defined in the plan during the final 10 years of service with Albion Automotive Limited), years of pensionable service and the percentage of participant contributions to the plan. The participant may elect benefits to be in the form of an annuity or to receive a portion of the benefit payable in a lump sum.

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Supplemental Executive Retirement Program (SERP). Executive officers who were hired before April 1, 2018 are eligible to receive a benefit under the SERP, payable six months after retirement in a lump sum. The frozen SERP benefit amount was determined as of April 30, 3018 as 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the SRP, the Albion Pension Plan and the balance of the executive’s employer retirement contribution account under AAM’s 401(k) plan.

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Nonqualified Deferred Compensation
The following table summarizes deferred compensation of NEOs under the AAM Executive Retirement Savings Plan (ERSP) and the Executive Deferred Compensation Plan (EDC) for the 2019 fiscal year.

Name	Plan	Registrant contributions In Last FY(1) ($)	Aggregate Earnings In Last FY(2) ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE(3) ($)
David C. Dauch	EDC	—	9,715	(463,663)	—
	ERSP	593,000	9,250	—	602,250
Christopher J. May	EDC	—	—	—	—
	ERSP	200,200	2,094	—	202,294
Michael K. Simonte	EDC	—	—	—	—
	ERSP	319,300	1,023	—	320,323
Gregory S. Deveson	EDC	—	21,117	—	82,467
	ERSP	94,900	3,526	—	98,426
Norman Willemse	EDC	—	11,900	—	108,986
	ERSP	201,000	2,050	—	203,050

(1)	Reflects a discretionary contribution notionally funded in March 2019 and annual 2019 plan contributions notionally funded in March 2020 reported in the Summary Compensation Table as follows:

Name	2019 Discretionary Contributions ($)	2019 Contributions* ($)	Total 2019 Contributions ($)
David C. Dauch	58,300	534,700	593,000
Christopher J. May	18,300	181,900	200,200
Michael K. Simonte	31,700	287,600	319,300
Gregory S. Deveson	20,700	74,200	94,900
Norman Willemse	17,000	184,000	201,000
* 2019 contributions include an additional contribution equal to 12.5% multiplied by base salary and bonus paid in 2019 for Mr. Dauch of $312,600, $116,600 for Mr. May, $287,600 for Mr. Simonte and $117,800 for Mr. Willemse.

(2)
Reflects hypothetical accrued earnings or losses during 2019 on notional investments designed to track the performance of funds similar to those available under the Company’s 401(k) plan. None of the earnings shown in this column are reported as compensation in the Summary Compensation Table.

(3)	Reflects amounts previously reported in the Summary Compensation Table under the EDC for the NEOs.
Executive Retirement Savings Plan
The ERSP was adopted effective as of January 1, 2019. The ERSP is a nonqualified deferred compensation program contributed to by the Company to provide certain highly-compensated associates, including the NEOs, the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The ERSP does not provide for participant contributions.
ERSP eligible executives will receive an annual contribution to their account equal to 10% of combined base salary and bonus paid during a calendar year less their maximum eligible 401(k) Company contributions. In addition, certain participants based on position and years of service, are eligible to receive an additional Company contribution equal to 12.5% of base salary and bonus paid for calendar years 2019 through 2023. Mr. Dauch, Mr. May, Mr. Simonte and Mr. Willemse are eligible to receive this additional 12.5% contribution. The ERSP permits discretionary Company contributions. The Committee approved a discretionary contribution in 2019.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds. ERSP contributions are unfunded and unsecured obligations of AAM.

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ERSP contributions and account balances vest at the earliest of the following:

–	Age 55 with 10 years of service;

–	Age 60 with 5 years of service; or

–	Age 65
Distributions can be received in a lump sum or in annual installments of two to ten years, or in a lump sum upon death, disability or termination of employment.
Executive Deferred Compensation Plan
The EDC is a nonqualified, tax-deferred savings plan for certain executives, including the NEOs. The EDC was amended to freeze further deferrals as of December 31, 2018. Employer matching contributions vest after five years of credited service. The amounts deferred are unfunded and unsecured obligations of AAM.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although an executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the participant, during employment at a specified date after a minimum deferral period of three years. Distributions during employment consist of participant deferrals and related earnings or losses (not Company contributions and related earnings or losses).
Investment Options
The table below shows the investment fund options available under the ERSP and the EDC as of December 31, 2019 and the related annual rates of return for the year ended December 31, 2019.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
PIMCO Total Return Fund	8.26%	Hartford International Opportunities Fund	26.12%
PIMCO High Yield Fund	14.93%	Victory Sycamore Established Value Fund	28.82%
BNY Mellon International Bond Fund	5.16%	FIAM Blend Target Date 2005 Fund	12.59%
Vanguard Total Bond Market Index Fund	8.73%	FIAM Blend Target Date 2010 Fund	14.79%
Fidelity 500 Index Fund	31.47%	FIAM Blend Target Date 2015 Fund	16.95%
MFS Value Fund	30.08%	FIAM Blend Target Date 2020 Fund	18.74%
Vanguard FTSE Social Index Fund	33.96%	FIAM Blend Target Date 2025 Fund	20.48%
Fidelity Growth Company Fund	38.52%	FIAM Blend Target Date 2030 Fund	23.03%
Fidelity Low-Priced Stock Fund	25.81%	FIAM Blend Target Date 2035 Fund	25.99%
Eaton Vance Atlanta Capital SMID Fund	34.44%	FIAM Blend Target Date 2040 Fund	26.97%
Vanguard External Market Index Fund	28.05%	FIAM Blend Target Date 2045 Fund	26.96%
American Beacon Small Cap Value Fund	23.51%	FIAM Blend Target Date 2050 Fund	26.98%
Janus Henderson Triton Fund	28.60%	FIAM Blend Target Date 2055 Fund	26.93%
Fidelity Diversified International Fund	29.75%	FIAM Blend Target Date 2060 Fund	26.97%
Fidelity International Index Fund	22.00%	FIAM Blend Target Date Income Fund	10.82%
Harding Loevner Institutional Emerging Market Fund	25.76%	Mass Mutual Diversified SAGIC Fund	3.95%

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Potential Payments Upon Termination or Change in Control
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2019. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts these NEOs would receive upon each termination event.
Employment Agreements
Under our employment agreements with Mr. Dauch and Mr. Simonte, the Company may terminate their employment with or without cause. Cause means:

–	a material breach of his obligations under the agreement;

–	the willful and continued failure or refusal to satisfactorily perform his duties;

–	a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;

–	engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;

–	a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;

–	refusal to follow the directions of the Board; or

–	any other willful misconduct that is materially injurious to AAM's financial condition or business reputation.
In addition, Mr. Dauch and Mr. Simonte may resign for good reason, which means:

–	a material decrease in compensation or a failure by the Company to pay material compensation;

–	a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);

–	relocation more than 50 miles outside the Detroit-metropolitan area; or

–	a material breach by the Company of its obligations under the agreement.
Upon termination for cause or resignation without good reason, Mr. Dauch and Mr. Simonte are entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
If employment is terminated without cause or upon resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of a multiple of annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment is determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. The severance multiple for Mr. Dauch is three times and Mr. Simonte's multiple is two times. In addition, each would receive medical benefit continuation after termination of employment following a CIC; Mr. Dauch for three years and Mr. Simonte for two years. Each would also receive outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
If employment is terminated without cause, or upon resignation for good reason not in connection with a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of two times annual base salary and annual target bonus, plus a target annual bonus prorated through the termination date. Payments of base salary are paid in accordance with ordinary payroll practices commencing on the 60th day following separation of service or in a lump sum to the extent allowable under Section 409A. Target bonus amounts are payable in a lump sum on the 60th day following the termination date. In addition, each would receive medical benefit continuation for two years. Each are also entitled to receive accrued and unpaid compensation, as well as outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
Certain severance payments are subject to recoupment or clawback. Salary and benefit continuation is also subject to compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of each employment agreement as well as the execution and non-revocation of a general waiver and release of claims.

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If employment terminates due to disability or death, Mr. Dauch and Mr. Simonte will be entitled to accrued benefits under applicable benefit plans and programs.

AAM Executive Officer Severance Plan
Under the AAM Executive Officer Severance Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason not in connection with a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:

–	a cash amount equal to annual base salary and target annual bonus multiplied by up to 1.5 based on position; target annual bonus is determined as the target amount in the year of termination;

–	a prorated annual bonus equal to the annual bonus for the performance year during which the qualifying termination occurs based on active employment during the performance year;

–	reimbursement of outplacement service costs of up to $20,000; and

–
continued participation in AAM's medical benefit plans for up to 1.5 years following termination of employment based on position, or, in certain cases, a cash amount equal to the value of the benefit continuation.

For purposes of the Severance Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The Severance Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's annual base salary or bonus opportunity in effect immediately prior to the reduction; or (2) a relocation of the office at which the participant is to perform the majority of his or her duties to a location more than 50 miles from such location at which the participant performed such duties prior to the relocation.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the Severance Plan. Benefits are also subject to recoupment or clawback.
AAM Change in Control Plan
Under the AAM Change in Control Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason on or within two years following a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:

–	a cash amount equal to annual base salary multiplied by two;

–	a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;

–	a prorated target annual bonus with the target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;

–	reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and

–	continued participation in AAM's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any employment agreement restrictive covenant or any material written policy of the Company; (5) a material failure to comply with

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any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the CIC Plan. The benefits are also subject to recoupment or clawback.
No Tax Gross Ups
The Company does not provide tax gross ups to executive officers upon a CIC. If any payments or benefits under Mr. Dauch's or Mr. Simonte's employment agreement, the CIC Plan or the Severance Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, such payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
Non-Competition Agreements
Pursuant to their non-competition agreements with the Company, Mr. May, Mr. Deveson and Mr. Willemse are prohibited, while employed by AAM and for one year following termination of employment (prior to a CIC), from:

–	directly or indirectly engaging in any business that competes with AAM;

–	soliciting or inducing our employees to leave AAM or otherwise interfering with our relationship with our employees, agents or consultants; and

–	using, exploiting or disclosing our confidential information to any third party without our prior written consent.

Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2019. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. Assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2019. See Note 9 to the audited consolidated financial statements in our 2019 annual report on Form 10-K. Mr. May and Mr. Deveson were not eligible to retire as of December 31, 2019. Footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.

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David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	2,300,000(2)	2,300,000(2)	—	—	3,450,000(3)
Annual Incentive	3,850,200(2)	3,850,200(2)	745,200(4)	745,200(4)	5,402,700(3)
Long Term Incentives:
RSUs(5)	—	—	3,731,622	2,190,930	3,731,622
2017 Performance Share Awards(6)	—	1,854,228	1,854,228	1,854,228	1,854,228
2018 Performance Share Awards(7)	—	1,906,371	1,906,371	1,906,371	2,859,556
2019 Performance Share Awards(8)	—	421,670	421,670	421,670	1,265,010
2019 Performance Unit Awards(9)	—	632,500	632,500	632,500	1,897,500

Other Benefits:
Retirement Plans(10)	474,286	474,286	684,330	367,493	474,286
SERP(11)	8,367,156	8,367,156	8,367,156	8,367,156	8,367,156
Welfare Benefit(12)	—	—	1,050,843	1,050,843	—
Executive Retirement Savings Plan(13)	602,250	602,250	602,250	602,250	602,250
Deferred Compensation	—	—	—	—	—
Health Care(14)	40,256	40,256	—	—	61,178
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(15)	50,000	50,000	—	—	50,000
Total	15,684,148	20,498,917	19,996,170	18,138,641	30,015,486

Christopher J. May	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(16) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	825,000(17)	825,000(17)	—	—	1,100,000(18)
Annual Incentive	871,200(17)	871,200(17)	211,200(4)	—	1,091,200(18)
Long Term Incentives:
RSUs(5)	—	—	739,987	—	739,987
2017 Performance Share Awards(6)	—	147,627	147,627	—	147,627
2018 Performance Share Awards(7)	—	455,865	455,865	—	683,798
2019 Performance Share Awards(8)	—	100,836	100,836	—	302,507
2019 Performance Unit Awards(9)	—	151,250	151,250	—	453,750

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Deferred Compensation	—	—	—	—	—
Health Care(19)	25,514	25,514	42,524	—	34,019
Disability(20)	—	—	3,896,046	—	—
Life Insurance(21)	—	—	3,451	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	1,741,714	2,597,292	5,748,786	—	4,582,888

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Michael K. Simonte	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,500,000(2)	1,500,000(2)	—	—	1,500,000(3)
Annual Incentive	1,860,000(2)	1,860,000(2)	360,000(4)	360,000(4)	1,860,000(3)
Long Term Incentives:
RSUs(5)	—	—	1,366,294	766,016	1,366,294
2017 Performance Share Awards(6)	—	543,251	543,251	543,251	543,251
2018 Performance Share Awards(7)	—	745,969	745,969	745,969	1,118,954
2019 Performance Share Awards(8)	—	165,001	165,001	165,001	495,003
2019 Performance Unit Awards(9)	—	247,500	247,500	247,500	742,500

Other Benefits:
Retirement Plans(10)	315,790	315,790	449,588	246,571	315,790
SERP(11)	3,124,093	3,124,093	3,124,093	3,124,093	3,124,093
Welfare Benefit(12)	—	—	326,864	326,864	—
Executive Retirement Savings Plan(13)	320,323	320,323	320,323	320,323	320,323
Deferred Compensation	—	—	—	—	—
Health Care(14)	40,255	40,255	—	—	40,255
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(15)	30,000	30,000	—	—	30,000
Total	7,190,461	8,892,182	7,648,883	6,845,588	11,456,463

Gregory S. Deveson	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(16) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	900,000(17)	900,000(17)	—	—	1,200,000(18)
Annual Incentive	950,400(17)	950,400(17)	230,400(4)	—	1,190,400(18)
Long Term Incentives:
RSUs(5)	—	—	764,789	—	764,789
2017 Performance Share Awards(6)	—	429,410	429,410	—	429,410
2018 Performance Share Awards(7)	—	351,436	351,436	—	527,154
2019 Performance Share Awards(8)	—	88,002	88,002	—	264,007
2019 Performance Unit Awards(9)	—	132,000	132,000	—	396,000

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Deferred Compensation(23)	82,467	82,467	82,467	—	82,467
Health Care(19)	32,652	32,652	54,420	—	43,536
Disability(20)	—	—	2,500,049	—	—
Life Insurance(21)	—	—	11,939	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	1,985,519	2,986,367	4,644,912	—	4,927,763

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Norman Willemse	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	862,500(17)	862,500(17)	—	—	1,150,000(18)
Annual Incentive	910,800(17)	910,800(17)	220,800(4)	220,800(4)	1,140,800(18)
Long Term Incentives:
RSUs(5)	—	—	660,567	363,136	660,567
2017 Performance Share Awards(6)	—	249,116	249,116	249,116	249,116
2018 Performance Share Awards(7)	—	351,436	351,436	351,436	527,154
2019 Performance Share Awards(8)	—	84,337	84,337	84,337	253,011
2019 Performance Unit Awards(9)	—	126,500	126,500	126,500	379,500

Other Benefits:
Retirement Plans(10)	371,955	371,955	263,329	356,091	371,955
SERP(11)	1,424,259	1,424,259	1,424,259	1,424,259	1,424,259
Welfare Benefit(12)	—	—	261,328	261,328	—
Executive Retirement Savings Plan(13)	203,050	203,050	203,050	203,050	203,050
Deferred Compensation(23)	108,986	108,986	108,986	108,986	108,986
Health Care(19)	39,691	39,691	—	—	52,921
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	3,941,241	4,752,630	3,953,708	3,749,039	6,551,319
 Notes to Termination Tables

(1)
For Mr. Dauch and Mr. Simonte, amounts reflect CIC benefits under their employment agreements and outstanding LTI awards as of December 31, 2019. For other NEOs, amounts reflect payments and benefits under the CIC Plan and outstanding LTI awards as of December 31, 2019.

(2)
Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to receive two years’ base salary and target bonus and accrued and unpaid compensation upon resignation for good reason or termination without cause. The annual bonus amount for each reflects the 2019 award paid in March 2020 and the 2019 target annual bonus for two years.

(3)
Upon termination without cause or resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a multiple of base salary and annual bonus (Mr. Dauch, three times; Mr. Simonte, two times) plus a target annual bonus prorated through termination. The severance amount for each reflects base salary as of December 31, 2019 times the applicable multiple. The annual bonus amount for each reflects the 2019 award paid in March 2020 and the 2019 target bonus times the applicable multiple.

(4)
In the event of disability or retirement, AAM’s Incentive Compensation Program for Executive Officers provides a pro-rata award payout through the date of disability or retirement. Amounts reflect 2019 awards payable in March 2020 under a disability termination event and also upon retirement for Mr. Dauch, Mr. Simonte and Mr. Willemse.

(5)
Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of AAM common stock on December 31, 2019. In the event of retirement, RSUs vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Dauch, Mr. Simonte and Mr. Willemse, the amounts reflect the applicable pro-rata portion for each of their 2017-2019 RSU awards multiplied by the closing price of AAM common stock on December 31, 2019.

(6)
The 2017 performance share awards payable in the event of a disability, retirement, termination without cause or upon a CIC are based on target performance and the pro-rata portion of employment during the performance period. Amounts reflect actual shares paid in March 2020 based on performance through December 31, 2019 multiplied by the closing price of AAM stock on December 31, 2019.

(7)
The 2018 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2019, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 31, 2019. The 2018 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

(8)
The 2019 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2019, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of

Table of Contents	Executive Compensation Tables

shares multiplied by the closing price of AAM common stock on December 31, 2019. The 2019 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

(9)
The 2019 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2019, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2019 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

(10)	Reflects a joint and survivor benefit payable monthly.

(11)	Reflects the present value of the frozen SERP benefit calculated assuming a lump sum payment for Mr. Dauch, Mr. Simonte and Mr. Willemse.

(12)	Reflects welfare benefits assuming retirement under the retiree welfare plan.

(13)	Amounts reflect account balances in the ERSP as of December 31, 2019 for Mr. Dauch, Mr. Simonte and Mr. Willemse based on their eligibility for retirement.

(14)
Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to two years' health care benefits upon resignation for good reason or termination without cause. Upon termination on or within two years following a CIC, Mr. Dauch (three years) and Mr. Simonte (two years) are also entitled to health care benefits.

(15)
Under their employment agreements, Mr. Dauch ($50,000) and Mr. Simonte ($30,000) are entitled to reimbursement for outplacement services upon termination without cause, resignation for good reason or termination of employment on or within two years following a CIC.

(16)
Assumes total and permanent disability on December 31, 2019. Because Mr. May and Mr. Deveson are not eligible to retire on December 31, 2019, the amounts reflect disability payments until retirement at 65 or for health and life insurance for 30 months (6 months of short-term disability and 24 months of long-term disability).

(17)
Under the Severance Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to a cash payment equal to 1.5 times annual base salary and annual bonus upon termination without cause or resignation for good reason plus a prorated annual bonus based on actual performance. The annual bonus amount is based on the target annual bonus for the year of termination. The severance amount reflects base salary as of December 31, 2019 times the severance multiplier of 1.5. The annual bonus amount reflects the 2019 award paid in March 2020 and the 2019 target annual bonus times the multiplier of 1.5.

(18)
Under the CIC Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to a cash payment equal to two times annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects base salary as of December 31, 2019 for two years. The annual bonus amount reflects the 2019 award paid in March 2020 and the 2019 target annual bonus for two years.

(19)
Under the Severance Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to 1.5 years of health care benefits upon termination without cause or resignation for good reason and two years' health care benefits upon termination without cause or resignation for good reason on or within two years following a CIC. In the event of disability, Mr. May and Mr. Deveson would receive health care benefits for a maximum of 30 months (6 months of short-term disability and 24 months of long-term disability).

(20)	Reflects benefits equal to 100% of base salary for the first year of disability and 60% of base salary until retirement for Mr. May and Mr. Deveson.

(21)	Reflects basic and supplemental life insurance benefits through date of termination (30 months from date of disability) for Mr. May and Mr. Deveson.

(22)
Under the CIC Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC. Under the Severance Plan, each are entitled to reimbursement of up to $20,000 of outplacement services upon termination of employment without cause or resignation for good reason.

(23)	Amounts reflect account balances in the EDC Plan as of December 31, 2019.

Table of Contents	CEO Pay Ratio

CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company determine the ratio of the CEO's total compensation (under the Summary Compensation Table definition) to that of AAM's global median employee.
To determine the median employee, we made a direct determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in the aggregate did not exceed 5% of our total employee population. Our population was evaluated as of October 31, 2017 and reflects paid compensation from January 1, 2017 through October 31, 2017. We have excluded 723 employees in Germany, 380 in Thailand, 79 in Korea, 4 in Japan and 4 in Luxembourg out of our global employee population of approximately 25,000 as of the determination date. We established a consistently applied compensation measure inclusive of base pay, overtime, incentives and allowances. Where allowed under the rule, we annualized compensation through December 31, 2017. We included the employer cost of medical, dental and vision benefits for both the median employee and the CEO. Non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of October 31, 2017. There have been no significant changes in our workforce population or compensation arrangements for 2019 that would impact the methodology that was used to calculate the median employee in 2017, and the Company has determined to use the same median employee previously identified.
AAM sold its U.S. iron castings operations in December 2019. As a result, total employees were reduced to approximately 22,000. Due to the timing of the sale late in 2019, the impact of the sale on the employee population would not impact the methodology used to calculate the median employee. The impact of the sale will be considered in determining the median employee in 2020.
Based on the above determination, the total compensation for the median employee is $55,627. Using the CEO's total compensation of $7,685,833 (including the employer cost of medical, dental and vision benefits not reported in the Summary Compensation Table), the resulting ratio is 138:1.

Table of Contents	Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Auditors

Proposal 3: Ratification of Appointment of Independent
Registered Public Accounting Firm for 2020
The Audit Committee of the Board of Directors of AAM has appointed Deloitte & Touche LLP to serve as the independent registered public accounting firm to examine the Company’s consolidated financial statements for the year ending December 31, 2020. Although ratification is not required by our by-laws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP will attend the 2020 annual meeting and be available to make a statement or respond to appropriate questions.

☑	The Board unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.

Table of Contents	Pre-Approval Policy and Auditor Fees

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2019. All services provided by D&T during fiscal 2019 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.

Independent Registered Public Accounting Firm's Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2019 and December 31, 2018, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2019	2018
Audit Fees(1)	$4,838,194	$6,118,093
Audit Related Fees(2)	5,450	221,914
Tax Fees(3)	416,200	700,000
All Other Fees(4)	107,100	79,500
Total	$5,366,944	$7,119,507

(1)
Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters.

(2)	Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)	Fees for tax services in 2019 and 2018 consisted of fees for tax compliance, tax advice and tax planning services.

(4)	Other fees for 2019 are for human capital advisory services; 2018 fees are for other non-tax related advisory and consulting services.

Table of Contents	Report of the Audit Committee

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2019, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by applicable requirements of the PCAOB and the SEC. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2019 be included in the Company’s 2019 annual report on Form 10-K.
Audit Committee of the Board of Directors
William P. Miller II, Chair
Herbert K. Parker
Sandra E. Pierce
John F. Smith
Samuel Valenti III

Table of Contents	Voting and Meeting Information

Additional Information
Voting and Meeting Information
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of AAM common stock on March 12, 2020 (record date). AAM’s Board is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision.
This proxy statement, together with our Annual Report for the fiscal year ended December 31, 2019, a proxy card and a voter instruction card, will be mailed or can be accessed online on or about March 26, 2020. We refer to these documents as AAM's proxy solicitation materials.
What is "Notice and Access" and why did AAM elect to use it?
We make our proxy solicitation materials available to stockholders electronically under the Notice and Access regulations of the SEC. Most of our stockholders receive a notice of electronic availability (notice) instead of a full set of proxy solicitation materials in the mail. The notice explains how to access and review the proxy solicitation materials and how to vote online. We believe this method of delivery expedites distribution of our proxy solicitation materials and allows us to conserve natural resources and reduce the costs of printing and distributing these materials.
If you received a notice but would prefer to receive printed copies of the proxy solicitation materials in the mail, please follow the instructions in the notice.
How do I vote?
You may vote by any of the following methods:

–	In person — attending the annual meeting and casting a ballot.

–	By mail — using the proxy and/or voting instruction card provided.

–	By telephone or over the Internet — following the instructions on your notice card, proxy and/or voting instruction card.
If you vote by telephone or over the Internet, have your notice card or proxy and/or voting instruction card available. The control number on your card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned the card by mail. If you hold shares in street name, refer to the voting instructions provided by your broker, bank, trustee or other record holder. If your shares are held in street name and you wish to vote them in person at the annual meeting, you must obtain a "legal proxy" from your holder of record to do so.
How many shares may vote at the meeting?
As of March 12, 2020, we had 113,037,860 shares of common stock outstanding and entitled to vote. Under AAM’s by-laws, a majority of these shares must be present in person or by proxy to hold the annual meeting and take any action during the meeting.
Can I change my vote?
You may change your vote at any time before the annual meeting by:

–	revoking it by written notice to AAM’s Secretary at the address on the notice;

–	voting in person at the annual meeting; or

–	delivering a later-dated proxy vote by mail, telephone or over the internet.
How many votes do I have?
You will have one vote for each share of AAM common stock outstanding as of March 12, 2020 and entitled to vote at the meeting.

Table of Contents	Voting and Meeting Information

How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to constitute a quorum for the annual meeting. Abstentions and shares represented by broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.
What are my choices when voting?
Proposal 1 — You may vote for or against each nominee, or you may abstain from voting your shares.
Proposal 2 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 3 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
How many vote are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of "for" votes cast (meaning the number of shares voted "for" a nominee exceed the number of shares voted "against" that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our by-laws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Nominating/Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.
Each of the other proposals will pass if the affirmative vote of a majority of the shares present in person or by proxy are cast in favor of the proposal.
Who will count the votes?
Representatives of Computershare Trust Company, N.A., AAM’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the annual meeting.
What if I abstain from voting or vote “abstain”?
In you abstain from voting or vote "abstain," your shares will:

–	be counted as present for purposes of determining whether there are enough votes to establish a quorum;

–	have no effect on the outcome of the election of directors; or

–	count as a vote against any other proposal to be considered at the annual meeting.
What if I don't return my proxy card and don't attend the annual meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
If you hold your shares in "street name" and do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public firm, but may not vote your shares on any other matter that comes before the annual meeting. If you do not provide voting instructions on these matters, the votes will be considered "broker non-votes." Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.

Table of Contents	Additional Information

Annual Report
Will I receive a copy of AAM's Annual Report?
We have either mailed the annual report to you with this proxy statement or sent you a notice with the web address for accessing the annual report online.
How can I receive a copy of AAM's 10-K?
There are three ways to obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2019.
1. Visit the Investor Relations section of our website at www.aam.com
2. Write to our Investor Relations Department at One Dauch Drive, Detroit, Michigan 48211-1198
3. Search the SEC's EDGAR database at www.sec.gov

Electronic Delivery of Proxy Materials
Can I access AAM's proxy solicitation materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:

–	following the instructions provided on your proxy card, voter instruction form, or notice

–	going to www.envisionreports.com/axl and following the instructions provided
If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the Internet address to access these documents as well as voting instructions.

2021 Stockholder Proposals and Nominations
Proposals for Inclusion in 2021 Proxy Statement
If you intend to present a proposal at next year's annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Secretary of AAM must receive your proposal in writing, at the address below, no later than November 26, 2020.
Director Nomination for Inclusion in 2021 Proxy Statement
In February 2019, our Board amended AAM's by-laws to permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Written notice of any such nomination must be received by the Company's Secretary on or before November 26, 2020 but no earlier than October 27, 2020. The requirements for such notice are set forth in our by-laws, a copy of which can be found on our website at aam.com/investors/governance.
Other Proposals and Nominations
In addition, AAM’s by-laws require stockholders intending to present any matter for consideration at the 2021 annual meeting of stockholders, other than through inclusion in our proxy materials, to notify AAM’s Secretary in writing at the address below on or before February 26, 2021, but no earlier than February 6, 2021.
Where to Send All Proposals and Nominations
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the Secretary, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.
The Secretary will forward the proposals and recommendations to the Nominating/Corporate Governance Committee for consideration.

Table of Contents	Additional Information

Cost of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, AAM will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $20,000, plus reasonable and customary expenses. Georgeson may be contacted at (866) 216-0459. In addition, our officers and other employees may solicit proxies personally or by telephone or e-mail. They will receive no special compensation for these services.
We do not know of any other matters that will be considered at the annual meeting. If any other appropriate business should properly come before the meeting, the individuals named in the accompanying proxy card will have discretionary authority to vote according to their best judgment.

For the Board of Directors,
David E. Barnes
Vice President, General Counsel & Secretary
Detroit, Michigan
March 26, 2020

Table of Contents	Appendix A - Non-GAAP Reconciliation

Appendix

Appendix A
Non-GAAP Reconciliation
AAM has included in the proxy statement adjusted EBITDA and adjusted EBITDA margin, which are financial metrics used in the AAM Incentive Compensation Program for Executive Officers and the 2018 Omnibus Incentive Plan. These metrics are non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in the tables below in accordance with SEC rules.
Management believes that these non-GAAP financial measures are useful to both management and AAM's shareholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures, as presented by AAM, may not be comparable to similarly titled measures reported by other companies.

2019 Annual Incentive Performance Metric	Twelve Months Ended
December 31, 2019
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA:	(in millions)
Net income	$(484.1)
Interest expense	217.3
Income tax expense	(48.9)
Depreciation and amortization	536.9
EBITDA	$221.2
Restructuring and acquisition-related costs	57.8
Debt refinancing and redemption costs	8.4
Sale of U.S. iron castings impairment and loss on sale	246.3
Goodwill impairment	440.0
Pension settlement	9.8
Non-recurring items:
Gain on purchase of business	(10.8)
Impact of GM work stoppage (1)	84.5
Impact of financial performance for divestiture not included in target(2)	0.7
Other	(2.4)
Adjusted EBITDA*	$1,055.5
* For purposes of calculating performance achievement under the annual incentive program, additional adjustments were made to adjusted EBITDA as reported in our annual report on Form 10-K for the year ended December 31, 2019 as follows.

(1)	Adjustment reflects the unfavorable impact of a work stoppage at our largest customer in the second half of 2019.

(2)
AAM sold the U.S. iron casting operations in December 2019. Prior to that sale, in February 2019, performance goals for our annual incentive plan were established. As a result of this timing, full-year EBITDA associated with the sold business was included in the 2019 annual incentive target. This adjustment reflects the impact of the budgeted EBITDA performance for the portion of the year that has been excluded from actual EBITDA results. Considering the impact of this adjustment, actual adjusted EBITDA reflects EBITDA of this business through the closing date of December 16, 2019.

A-1

Table of Contents	Appendix A - Non-GAAP Reconciliation

2017 - 2019 Long-term Incentive Performance Metric	Twelve Months Ended
	December 31,
	2019	2018	2017
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA:	(in millions)
Net income	$(484.1)	$(56.8)	$337.5
Interest expense	217.3	216.3	195.6
Income tax expense	(48.9)	(57.1)	2.5
Depreciation and amortization	536.9	528.8	428.5
EBITDA	$221.2	$631.2	$964.1
Restructuring and acquisition-related costs	57.8	78.9	110.7
Debt refinancing and redemption costs	8.4	19.4	3.5
Sale of U.S. iron castings impairment and loss on sale	246.3	—	—
Goodwill impairment	440.0	485.5	—
Pension settlement	9.8	—	3.2
Gain on sale of business	—	(15.5)	—
Non-recurring items:
Gain on purchase of business	(10.8)	—	—
Impact of GM work stoppage(1)	84.5	—	—
Gain on settlement of capital lease	—	(15.6)	—
Acquisition-related fair value inventory adjustment	—	—	24.9
Other	(2.4)	—	(3.7)
Adjusted EBITDA	$1,054.8	$1,183.9	$1,102.7

Net sales, as reported	$6,530.9	$7,270.4	$6,266.0
Estimated reduced sales due to GM work stoppage(1)	242.6	—	—
Adjusted Sales	$6,773.5	$7,270.4	$6,266.0

Adjusted EBITDA margin	15.6%	16.3%	17.6%

3-year cumulative adjusted EBITDA margin	16.5%	—	—
(1) Adjustments reflect the unfavorable impact of the GM work stoppage in the second half of 2019. Accordingly, adjusted Sales and EBITDA reported in our annual report on Form 10-K for the year ended December 31, 2019 were adjusted by these amounts for purposes of calculating performance achievement under the LTI program.

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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 1:00 am, Eastern time, on May 7, 2020**

**Online**
Go to **www.envisionreports.com/axl** or scan the QR code – login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## 2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.**

1. Election of Directors:

| | For | Against | Abstain |
|---|---|---|---|
| 01 - James A. McCaslin | ☐ | ☐ | ☐ |
| 02 - William P. Miller II | ☐ | ☐ | ☐ |
| 03 - Sandra E. Pierce | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. Approval, on an advisory basis, of the compensation of the Company's named executive officers | ☐ | ☐ | ☐ |
| 3. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 | ☐ | ☐ | ☐ |

**B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) – Please print date below. | Signature 1 – Please keep signature within the box. | Signature 2 – Please keep signature within the box. |
|---|---|---|
| / / | | |

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## 2020 Annual Meeting Admission Ticket

**2020 Annual Meeting of American Axle & Manufacturing, Inc. Stockholders**

**May 7, 2020, 8:00 a.m. local time**
**AAM World Headquarters Auditorium**
**Detroit, Michigan**

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.**
**The material is available at: www.envisionreports.com/axl**

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## American Axle & Manufacturing Holdings, Inc.

## Notice of 2020 Annual Meeting of Stockholders

### Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2020

David C. Dauch and David E. Barnes, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 7, 2020 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side)

**C Non-Voting Items**

**Change of Address** – Please print new address below.

**Comments** – Please print your comments below.